Amended and Restated Agency Agreement relating to JDE PEET’S N.V. EUR 5,000,000,000 Debt Issuance Programme arranged by DEUTSCHE BANK AKTIENGESELLSCHAFT Dated 12 May 2023 JDE PEET’S N.V. as Issuer DEUTSCHE BANK AG, LONDON BRANCH as Fiscal Agent, Paying Agent, Transfer Agent and Calculation Agent DEUTSCHE BANK LUXEMBOURG, S.A. as Registrar Ref: L-335147

Table of Contents

Contents **Page**

1	Interpretation	1
2	Appointment and Duties	5
3	Issue of Notes and Certificates	6
4	Payment	9
5	Repayment	11
6	Early Redemption and Exercise of Options	11
7	Cancellation, Destruction, Records and Reporting Requirements	12
8	Coupon Sheets	13
9	Replacement Notes, Certificates, Coupons and Talons	13
10	Additional Duties of the Transfer Agents	14
11	Additional Duties of the Registrar	14
12	Regulations Concerning Registered Notes	15
13	Documents and Forms	15
14	Duties of Calculation Agent	16
15	Fees and Expenses	16
16	Indemnity	16
17	General	17
18	Authorised Signatories	19
19	Changes in Agents	20
20	Communications	22
21	Notices	22
22	Governing Law and Jurisdiction	22
Schedule 1 Part A Form of CGN Temporary Global Note		27
Schedule 1 Part B Form of CGN Permanent Global Note		35
Schedule 1 Part C Form of NGN Temporary Global Note		46
Schedule 1 Part D Form of NGN Permanent Global Note		53

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A50722322 ii Schedule 1 Part E Form of Global Certificate .................................................................................... 61 Schedule 2 Part A Form of Bearer Note ............................................................................................... 66 Schedule 2 Part B Form of Certificate ................................................................................................. 69 Schedule 2 Part C Terms and Conditions of the Notes .................................................................... 73 Schedule 2 Part D Form of Coupon ..................................................................................................... 74 Schedule 2 Part E Form of Talon .......................................................................................................... 76 Schedule 3 Provisions for Meetings of Noteholders ........................................................................ 77 Schedule 4 Form of Exercise Notice for Redemption Option ......................................................... 88 Schedule 5 Form of Change of Control Put Option Notice ............................................................. 90 Schedule 6 Regulations Concerning the Transfer and Registration of Notes ............................ 92 Schedule 7 Accountholder Certificate of Non-U.S. Citizenship and Residency ........................ 93 Schedule 8 Clearing System Certificate of Non-U.S. Citizenship and Residency ...................... 95 Schedule 9 Obligations regarding Notes in NGN form and Registered Notes held under the NSS .............................................................................................................................................................. 97

A50722322 1 This Agency Agreement is made as of 12 May 2023 between: (1) JDE PEET’S N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands, having its statutory seat (statutaire zetel) in Amsterdam, the Netherlands, and having its registered office at Oosterdoksstraat 80, 1011 DK Amsterdam, the Netherlands, and registered with the trade register of the Dutch chamber of commerce (Kamer van Koophandel) under number 73160377 (the “Company”) (the “Issuer”); (2) DEUTSCHE BANK AG, LONDON BRANCH as Fiscal Agent, Paying Agent, Transfer Agent and Calculation Agent; and (3) DEUTSCHE BANK LUXEMBOURG S.A. as Registrar (A) The Issuer proposes to issue from time to time euro medium term notes pursuant to this Agreement (the “Notes”, which expression shall, if the context so admits, include the Global Notes (in temporary or permanent form) to be initially delivered in respect of Notes) in an aggregate nominal amount outstanding at any one time not exceeding the Programme Limit (the “Programme”). (B) The parties entered into an agency agreement in relation to the Notes on 13 May 2022 (the “Original Agency Agreement”). (C) The parties have agreed to make certain modifications to the Original Agency Agreement such that it be amended and restated as set out in this Agreement. Any Notes issued on or after the date hereof shall be issued pursuant to this Agreement. This does not affect any Notes issued prior to the date of this Agreement. It is agreed as follows: 1 Interpretation 1.1 Definitions: Capitalised terms used in this Agreement but not defined in this Agreement shall have the meaning given to them in the Dealer Agreement. In this Agreement: “Agents” means the Fiscal Agent, the Paying Agents, the Calculation Agent, the Registrar and the Transfer Agents or any of them and shall include such other Agent or Agents as may be appointed from time to time hereunder and, except in Clause 19, references to Agents are to them acting solely through their specified offices “Authorised Signatory” means any person who is designated in writing by the Issuer from time to time to give Instructions to the Agents under the terms of this Agreement “Business Day” means, in respect of each Note, (i) a day other than a Saturday or Sunday on which Euroclear and Clearstream, Luxembourg are operating and (ii) a day on which banks and foreign exchange markets are open for general business in the city of the Fiscal Agent’s specified office and (iii) (if a payment is to be made on that day) a day on which banks and foreign exchange markets are open for general business in the principal financial centre for the currency of the payment or, in the case of euro, a day on which the TARGET System is operating “Calculation Agent” means Deutsche Bank AG, London Branch as Calculation Agent hereunder (or such other Calculation Agent(s) as may be appointed hereunder from time to time either generally hereunder or in relation to a specific issue or Series of Notes)

A50722322 2 “Certificate” means a registered certificate representing one or more Registered Notes of the same Series and, save as provided in the Conditions, comprising the entire holding by a Noteholder of his Registered Notes of that Series and, save in the case of Global Certificates, being substantially in the form set out in Schedule 2 “CGN” means a temporary Global Note in the form set out in Part A of Schedule 1 or a permanent Global Note in the form set out in Part B of Schedule 1 “Change of Control Put Notice” has the meaning given to it in the Conditions and, in the case of a Noteholders’ redemption option following a Change of Control Put Event (as defined in the Conditions) shall be substantially in the form set out in Schedule 5 “Clearstream, Luxembourg” means Clearstream Banking S.A. “Common Depositary” means, in relation to a Series, a depositary common to Euroclear and Clearstream, Luxembourg “Common Safekeeper” means, in relation to a Series where the relevant Global Note is a NGN or the relevant Global Certificate is held under the NSS, the common safekeeper for Euroclear and/or Clearstream, Luxembourg appointed in respect of such Notes “Common Service Provider” means, in relation to a Series where the relevant Global Note is a NGN or the relevant Global Certificate is held under the NSS, the common service provider for Euroclear and Clearstream, Luxembourg appointed in respect of such Notes “Conditions” means in respect of the Notes of each Series the terms and conditions applicable thereto which shall be substantially in the form set out in Schedule 2 as modified, with respect to any Notes represented by a Global Certificate or a Global Note, by the provisions of such Global Certificate or Global Note, shall incorporate any additional provisions forming part of such terms and conditions set out in Part A of the Final Terms relating to the Notes of that Series and shall be endorsed on the Definitive Notes subject to amendment and completion as referred to in the first paragraph of Schedule 2 Part C and any reference to a particularly numbered Condition shall be construed accordingly “Dealer Agreement” means the dealer agreement relating to the Programme dated today between the Issuer, Deutsche Bank Aktiengesellschaft and the other dealers and arrangers named in it “Definitive Note” means a Bearer Note in definitive form substantially in the form set out in Schedule 2 and having, where appropriate, Coupons and/or a Talon attached thereto on issue and, unless the context requires otherwise, means a Certificate (other than a Global Certificate) “Euroclear” means Euroclear Bank SA/NV “Exercise Notice” has the meaning given to it in the Conditions and, in the case of a Noteholders’ redemption option, shall be substantially in the form set out in Schedule 4 “Extraordinary Resolution” has the meaning set out in Schedule 3 “Final Terms” means, in relation to a Tranche, the Final Terms issued specifying the relevant issue details of such Tranche, substantially in the form of Schedule C to the Dealer Agreement “Fiscal Agent” means Deutsche Bank AG, London Branch as Fiscal Agent hereunder (or such other Fiscal Agent as may be appointed from time to time hereunder)

A50722322 3 “Global Certificate” means a Certificate substantially in the form set out in Schedule 1 representing Registered Notes of one or more Tranches of the same Series “Global Note” means a temporary Global Note or, as the context may require, a permanent Global Note, a CGN and/or a NGN, as the context may require “Issue Date” means, in relation to any Tranche, the date on which the Notes of that Tranche have been issued or, if not yet issued, the date agreed for their issue between the Issuer and the Relevant Dealer(s) “NGN” means a temporary Global Note in the form set out in Part C of Schedule 1 or a permanent Global Note in the form set out in Part D of Schedule 1 “NSS” means the new safekeeping structure which applies to Registered Notes held in global form by a Common Safekeeper for Euroclear and Clearstream, Luxembourg, and which is required for such Registered Notes to be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations “outstanding” means, in relation to the Notes of any Series, all the Notes issued other than (a) those that have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest payable after such date) have been duly paid to the Fiscal Agent as provided in this Agreement and remain available for payment against presentation and surrender of Notes, Certificates and/or Coupons, as the case may be, (c) those which have become void or in respect of which claims have become prescribed, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those mutilated or defaced Bearer Notes that have been surrendered in exchange for replacement Notes, (f) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Bearer Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued, (g) any temporary Global Note to the extent that it shall have been exchanged for a permanent Global Note and any Global Note to the extent that it shall have been exchanged for one or more Definitive Notes, in either case pursuant to its provisions; provided that, for the purposes of (i) ascertaining the right to attend and vote at any meeting of Noteholders and (ii) the determination of how many Notes are outstanding for the purposes of Conditions 10 and 11 and Schedule 3, those Notes that are beneficially held by, or are held on behalf of, the Issuer or any of its Subsidiaries and not cancelled shall (unless and until ceasing to be so held) be deemed not to be outstanding. Save for the purposes of the proviso herein, in the case of any Notes represented by a NGN, the Fiscal Agent shall rely on the records of Euroclear and Clearstream, Luxembourg in relation to any determination of the nominal amount outstanding of each NGN “Paying Agents” means the Fiscal Agent and the Paying Agents referred to above and such further or other Paying Agent or Agents as may be appointed from time to time hereunder “permanent Global Note” means a Global Note representing Bearer Notes of one or more Tranches of the same Series, either on issue or upon exchange of a temporary Global Note, or part of it, and which shall be substantially in the form set out in Part B or Part D of Schedule 1, as the case may be “Procedures Memorandum” means the dealer confirmation, issuer confirmation and notice details relating to the settlement of issues of Notes as shall be agreed upon from time to

A50722322 4 time by the Issuer, the Dealers and the Fiscal Agent and which, at the date of this Agreement, are set out in Schedule A to the Dealer Agreement “Programme Limit” means the maximum aggregate nominal amount of Notes that may be issued and outstanding at any time under the Programme, as such limit may be increased pursuant to the Dealer Agreement “Redemption Amount” means the Final Redemption Amount, the Early Redemption Amount, the Optional Redemption Amount, the Residual Call Early Redemption Amount or the Transaction Trigger Redemption Amount, as the case may be, all as defined in the Conditions “Register” means the register referred to in Clause 11 “Registrar” means Deutsche Bank Luxembourg S.A. as Registrar hereunder (or such other Registrar as may be appointed hereunder either generally or in relation to a specific Series of Notes) “Regulations” means the regulations referred to in Clause 12 “Series” means a series of Notes, either issued on the same date or in more than one Tranche on different dates, that (except in respect of the first payment of interest and their issue price) have identical terms and are expressed to have the same series number “specified office” means each of the offices of the Agents specified herein and shall include such other office or offices as may be specified from time to time hereunder “Subscription Agreement” means an agreement between the Issuer and two or more Dealers made pursuant to Clause 2.2 of the Dealer Agreement “Subsidiary” means, at any particular time, a company which is then directly or indirectly controlled, or more than 50 per cent. of whose issued equity share capital (or equivalent) is then beneficially owned, by the Issuer and/or one or more of its Subsidiaries. For a company to be “controlled” by another means that the other (whether directly or indirectly and whether by the ownership of share capital or the possession of voting power) has the power to appoint and/or remove all or the majority of the members of the board of directors or other governing body of that company or otherwise controls or has the power to control the affairs and policies of that company “Syndicated Issue” means an issue of Notes pursuant to Clause 2.2 of the Dealer Agreement “TARGET System” means the real time gross settlement system operated by the Eurosystem (known as T2) or any successor or replacement for that system “temporary Global Note” means a Global Note representing Bearer Notes on issue and which shall be substantially in the form set out in Part A or Part C of Schedule 1, as the case may be “Tranche” means, in relation to a Series, those Notes of that Series that are issued on the same date and “Transfer Agents” means the Transfer Agents referred to above and such further or other Transfer Agent or Agents as may be appointed from time to time hereunder either generally or in relation to a specific Series of Notes. 1.2 Construction of Certain References: References to:

A50722322 5 1.2.1 the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interests in the Notes 1.2.2 other capitalised terms not defined in this Agreement are to those terms as defined in the Conditions 1.2.3 principal and interest shall be construed in accordance with Condition 8 and 1.2.4 costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof. 1.3 Headings: Headings shall be ignored in construing this Agreement. 1.4 Contracts: References in this Agreement to this Agreement or any other document are to this Agreement or those documents as amended, supplemented or replaced from time to time in relation to the Programme and include any document which amends, supplements or replaces them. 1.5 Schedules: The Schedules are part of this Agreement and have effect accordingly. 1.6 Alternative Clearing System: References in this Agreement to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the Issuer, the Registrar and the Fiscal Agent. In the case of NGNs or Global Certificates held under the NSS, such alternative clearing system must also be authorised to hold such Notes as eligible collateral for Eurosystem monetary policy and intra-day credit operations. 2 Appointment and Duties 2.1 Fiscal Agent and Registrar: The Issuer appoints Deutsche Bank AG, London Branch at its specified office in London as Fiscal Agent in respect of each Series of Notes and Deutsche Bank Luxembourg S.A. at its specified office in Luxembourg as Registrar in respect of each Series of Registered Notes. 2.2 Paying Agents and Transfer Agents: The Issuer appoints Deutsche Bank AG, London Branch at its specified office in London as Paying Agent in respect of each Series of Bearer Notes and as Transfer Agent in respect of each Series of Registered Notes, unless the Final Terms relating to a Series of Notes lists the Agents appointed in respect of that Series, in which case, only those persons acting through their specified offices shall be appointed in respect of that Series. 2.3 Calculation Agent: Deutsche Bank AG, London Branch may be appointed as Calculation Agent in respect of any Series of Notes by agreement with the Issuer. Deutsche Bank AG, London Branch shall be treated as having agreed to act as Calculation Agent in respect of a Series if it shall have received the Purchase Information (in draft or final form) naming it as Calculation Agent no later than four Business Days before the Issue Date or, if earlier, the first date on which it is required to make any calculation or determination and shall not have notified the Issuer that it does not wish to be so appointed within two Business Days of such receipt. 2.4 Agents’ Duties: The obligations of the Agents are several and not joint. Each Agent shall be obliged to perform only such duties as are specifically set out in this Agreement (including Schedule 9 in the case of the Fiscal Agent and the Registrar where the relevant Notes are represented by a NGN or which are held under the NSS), the Conditions and the Procedures

A50722322 6 Memorandum and any duties necessarily incidental to them. No implied duties or obligations shall be read into any such documents and Sections 7:401, 7:402, 7:403, 7:404, 7:407, 7:408 and 7:411 of the Dutch Civil Code shall, to the extent permitted, not apply. No Agent shall be obliged to perform additional duties set out in any Final Terms and thereby incorporated into the Conditions unless it shall have previously agreed to perform such duties. If the Conditions are amended on or after a date on which any Agent accepts any appointment in a way that affects the duties expressed to be performed by such Agent, it shall not be obliged to perform such duties as so amended unless it has first approved the relevant amendment. No Agent shall be under any obligation to take any action under this Agreement that it expects, and has so notified the Issuer in writing, will result in any expense to or liability of such Agent, the payment of which is not, in its opinion, assured to it within a reasonable time. In the case of Notes represented by a NGN or Global Certificates which are held under the NSS, each of the Agents (other than the Fiscal Agent or the Registrar, as the case may be) agrees that if any information required by the Fiscal Agent or the Registrar to perform the duties set out in Schedule 9 becomes known to it, it will promptly provide such information to the Fiscal Agent or the Registrar, as the case may be. 2.5 Common Safekeeper: In relation to each Series where the relevant Global Note is in NGN form or the relevant Global Certificate is held under the NSS, the Issuer hereby authorises and instructs the Fiscal Agent to elect either Euroclear or Clearstream, Luxembourg as Common Safekeeper. From time to time, the Issuer and the Fiscal Agent may agree to vary this election. The Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to jointly determine that the other shall act as Common Safekeeper in relation to any such issue and agrees that no liability shall attach to the Fiscal Agent in respect of any such election made by it. 2.6 Delegation: Notwithstanding anything to the contrary herein or in any other agreement, if in the Agent’s opinion, acting reasonably, it deems it appropriate to delegate any of its roles, duties or obligations created hereunder to a third party of good standing in the opinion of the Agent, the Issuer hereby acknowledges the potential for, and acquiesces to, such delegation. 3 Issue of Notes and Certificates 3.1 Preconditions to Issue: The Issuer shall not agree to any Issue Date unless it is a Business Day. Before issuing any Notes that are intended to be cleared through a clearing system other than Euroclear or Clearstream, Luxembourg the Issuer shall inform the Fiscal Agent of its wish to issue such Notes and shall agree with the Fiscal Agent the procedure for issuing such Notes, in the case of Notes that are to be cleared through such other clearing system, which agreement shall cover the time, date and place for the delivery of the relevant Global Note by the Fiscal Agent, whether such delivery is to be free of payment or against payment, an appropriate method for determining non-U.S. beneficial ownership of Notes in accordance with applicable U.S. law and the method by which the Fiscal Agent is to receive any payment, and hold any moneys, on behalf of the Issuer. 3.2 Notification: Not later than the time specified in the Procedures Memorandum the Issuer shall in respect of each Tranche notify and/or confirm to the Fiscal Agent by tested fax, electronic communication or in writing all such information as the Fiscal Agent may reasonably require for it to carry out its functions as contemplated by this Clause. 3.3 Issue of Certificates and Global Notes: Upon receipt by the Fiscal Agent of the information enabling it, and instructions, to do so, the Fiscal Agent shall, in the case of Bearer Notes, complete a temporary or, as the case may be, permanent Global Note in an aggregate

A50722322 7 nominal amount equal to that of the Tranche to be issued or, in the case of Registered Notes, notify the Registrar of all relevant information, whereupon the Registrar shall complete one or more Certificates in an aggregate nominal amount equal to that of the Tranche to be issued, (unless the Fiscal Agent is to do so in its capacity as, or as agent for, the Registrar) authenticate each Certificate (or cause its agent on its behalf to do so) and deliver them to the Fiscal Agent not later than the time specified by the Fiscal Agent (which shall be no earlier than one Business Day after receipt by the Registrar of such instructions). 3.4 Delivery of Certificates and Global Notes: Immediately before the issue of any Global Note, the Fiscal Agent (or its agent on its behalf) shall authenticate it. Following authentication of any Global Note or receipt of any Certificate, the Fiscal Agent shall (in the case of any unauthenticated Certificate, after first authenticating it as, or as agent for, the Registrar) deliver it: 3.4.1 in the case of a Tranche (other than for a Syndicated Issue) intended to be cleared through a clearing system, on the Business Day immediately preceding its Issue Date: (i) save in the case of a Global Note which is a NGN or a Global Certificate which is held under the NSS to the Common Depositary or to such clearing system or other depositary for a clearing system as shall have been agreed between the Issuer and the Fiscal Agent, and (ii) in the case of a Global Note which is a NGN or a Global Certificate which is held under the NSS, to the Common Safekeeper together with instructions to effectuate the same, together with instructions to the clearing systems to whom (or to whose depositary or Common Safekeeper) such Global Note or Global Certificate has been delivered to credit the underlying Notes represented by such Global Note or Global Certificate to the securities account(s) at such clearing systems that have been notified to the Fiscal Agent by the Issuer on a delivery against payment basis or, if notified to the Fiscal Agent by the Issuer, on a delivery free of payment basis or 3.4.2 in the case of a Syndicated Issue, on the Issue Date at or about the time specified in the relevant Subscription Agreement (i) save in the case of a Global Note which is a NGN or a Global Certificate which is held under the NSS, to, or to the order of, the Lead Manager at such place in London as shall be specified in the relevant Subscription Agreement (or such other time, date and/or place as may have been agreed between the Issuer and the Fiscal Agent) and (ii) in the case of a Global Note which is a NGN or a Global Certificate which is held under the NSS, to the Common Safekeeper for Euroclear and Clearstream, Luxembourg together with instructions to effectuate same, in each case against the delivery to the Fiscal Agent of evidence that instructions for payment of the subscription moneys due to the Issuer have been made, such evidence to be in the form set out in such Subscription Agreement or 3.4.3 otherwise, at such time, on such date, to such person and in such place as may have been agreed between the Issuer and the Fiscal Agent. Where the Fiscal Agent or Registrar delivers any authenticated Global Note or Global Certificate to the Common Safekeeper for effectuation using electronic means, it is authorised and instructed to destroy the Global Note or Global Certificate retained by it following its receipt of confirmation from the Common Safekeeper that the relevant Global Note or Global Certificate has been effectuated. The Fiscal Agent shall immediately notify the Registrar if for any reason a Certificate is not delivered in accordance with the Issuer’s instructions. Failing any such notification, the Registrar shall cause an appropriate entry to

A50722322 8 be made in the Register to reflect the issue of the Notes to the person(s) whose name and address appears on each such Certificate on the Issue Date (if any). 3.5 Clearing Systems: In delivering any Global Note or Global Certificate in accordance with Clause 3.4.1, the Fiscal Agent shall give instructions to the relevant clearing system to hold the Notes represented by it to the order of the Fiscal Agent pending transfer to the securities account(s) referred to in Clause 3.4.1. Upon payment for any such Notes being made to the Fiscal Agent, it shall transfer such payment to the account of the Issuer notified to it by the Issuer. For so long as any such Note continues to be held to the order of the Fiscal Agent, the Fiscal Agent shall hold such Note to the order of the Issuer. 3.6 Advance Payment: If the Fiscal Agent pays an amount (the “Advance”) to the Issuer on the basis that a payment (the “Payment”) has been, or will be, received from any person and if the Payment has not been, or is not, received by the Fiscal Agent on the date the Fiscal Agent pays the Issuer, the Issuer shall, on demand, reimburse the Fiscal Agent the Advance and pay interest to the Fiscal Agent on the outstanding amount of the Advance from the date on which it is paid out to the date of reimbursement at the rate per annum equal to the cost to the Fiscal Agent of funding such amount, as certified by the Fiscal Agent. Such Interest shall be compounded daily. 3.7 Exchange for Permanent Global Notes and Definitive Notes: On and after the due date for exchange of any temporary Global Note which is exchangeable for a permanent Global Note, the Fiscal Agent shall, on presentation to it or to its order of the temporary Global Note, complete a permanent Global Note, authenticate it (or cause its agent on its behalf to do so), and in the case of a permanent Global Note which is a NGN, deliver the permanent Global Note to the Common Safekeeper which is holding the temporary Global Note representing the Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg together with instructions to the Common Safekeeper to effectuate the same, and, in each case, procure the exchange of interests in such temporary Global Note for interests in an equal nominal amount of such permanent Global Note in accordance with such temporary Global Note. On or after the due date for exchange of any Global Note which is exchangeable for Definitive Notes, the Fiscal Agent shall, on presentation to it or to its order of the Global Note, procure the exchange of interests in such Global Note for Definitive Notes (if applicable, having attached Coupons and/or a Talon other than any that mature on or before the relevant date for exchange) in a nominal amount equal to that portion of such Global Note submitted for exchange in accordance with such Global Note. On exchange in full of any Global Note the Fiscal Agent shall cancel it and, if so requested by the bearer, return it to the bearer. 3.8 Signing of Notes, Certificates, Coupons and Talons: The Notes, Certificates, Coupons and Talons shall be signed manually or in facsimile on behalf of the Issuer by a duly authorised signatory of the Issuer. The Issuer shall promptly notify the Fiscal Agent of any change in the names of the person or persons whose signature is to be used on any Note or Certificate and shall if necessary provide new master Global Notes and Certificates reflecting such changes. The Issuer may however adopt and use the signature of any person who at the date of signing a Note, Certificate, Coupon or Talon is a duly authorised signatory of the Issuer even if, before the Note, Certificate, Coupon or Talon is issued, he ceases for whatever reason to hold such office and the Notes, Certificates, Coupons or Talons issued in such circumstances shall nevertheless be (or, in the case of Certificates, represent) valid and binding obligations of the Issuer. Definitive Notes, Coupons and Talons shall be security

A50722322 9 printed, and Certificates shall be printed, in accordance with all applicable stock exchange requirements. 3.9 Details of Notes and Certificates Delivered: As soon as practicable after delivering any Global Note, Global Certificate or Definitive Note, the Fiscal Agent or the Registrar, as the case may be, shall supply to the Issuer and the other Agents all relevant details of the Notes or Certificates delivered, in such format as it shall from time to time agree with the Issuer. 3.10 Cancellation: If any Note in respect of which information has been supplied under Clause 3.2 is not to be issued on a given Issue Date, the Issuer shall immediately (and, in any event, prior to the Issue Date) notify the Fiscal Agent and, in the case of Registered Notes, the Registrar. Upon receipt of such notice, neither the Fiscal Agent nor the Registrar shall thereafter issue or release the relevant Note(s) or Certificate(s) but shall cancel and, unless otherwise instructed by the Issuer, destroy them. 3.11 Outstanding Amount: The Fiscal Agent shall, upon request from the Issuer or any Dealer, inform such person of the aggregate nominal amount of Notes, or Notes of any particular Series, then outstanding at the time of such request. In the case of Notes represented by a NGN, the nominal amount of Notes represented by such NGN shall be the aggregate amount from time to time entered in the records of both Euroclear and Clearstream, Luxembourg. The records of Euroclear and Clearstream, Luxembourg shall be conclusive evidence of the nominal amount of Notes represented by the relevant NGN and for such purposes, a statement issued by Euroclear or Clearstream, Luxembourg stating the nominal amount of Notes represented by the relevant NGN at any time shall be conclusive evidence of the records of the relevant Clearing Systems at that time. Payments made by the Issuer in respect of Notes represented by a NGN shall discharge the Issuer’s obligations in respect thereof. Any failure to make the entries in the records of the relevant clearing systems shall not affect such discharge. 3.12 Procedures Memorandum: The Issuer shall furnish a copy of the Procedures Memorandum from time to time in effect to the Fiscal Agent and the Registrar. The parties agree that all issues of Notes shall be made in accordance with the Procedures Memorandum unless the Issuer, the Relevant Dealer(s) and the Fiscal Agent and, in the case of Registered Notes, the Registrar agree otherwise in respect of any issue. The Procedures Memorandum may only be amended with the consent of the Fiscal Agent and the Registrar. 4 Payment 4.1 Payment to the Fiscal Agent: The Issuer shall, on each date on which any payment in respect of the Notes becomes due, transfer to the Fiscal Agent such amount as may be required for the purposes of such payment. In this Clause, the date on which a payment in respect of the Notes becomes due means the first date on which the holder of a Note or Coupon could claim the relevant payment by transfer to an account under the Conditions, but disregarding the necessity for it to be a business day in any particular place of presentation. 4.2 Pre-advice of Payment: The Issuer shall procure that the bank through which the payment to the Fiscal Agent required by Clause 4.1 is to be made shall irrevocably confirm to the Fiscal Agent by authenticated SWIFT message no later than 3.00 p.m. (local time in the city of the Fiscal Agent’s specified office) on the second Business Day before the due date for any such payment that it will make such payment.

A50722322 10 4.3 Payment by Agents: Subject as provided in Clause 4.6, each of the Paying Agents, in the case of Bearer Notes, each of the Registrar and the Transfer Agents, in the case of the final payment in respect of any Series of Registered Notes, and the Registrar, in the case of all other payments in respect of Registered Notes, shall, subject to and in accordance with the Conditions, pay or cause to be paid on behalf of the Issuer on and after each due date therefor the amounts due in respect of the Notes and Coupons and shall be entitled to claim any amounts so paid from the Fiscal Agent. No Agent is obliged to pay noteholders until it has received the funds from the Issuer and has been able to identify or confirm receipt of those funds. 4.4 Notification of Non-payment: The Fiscal Agent shall forthwith notify each of the other Agents and the Issuer if it has not received the amount referred to in Clause 4.1 by the time specified for its receipt, unless it is satisfied that it will receive such amount. 4.5 Payment After Failure to Pre-advise or Late Payment: The Fiscal Agent shall forthwith notify in writing each of the other Agents and the Issuer if at any time following the giving of a notice by the Fiscal Agent under Clause 4.6 either any payment provided for in Clause 4.1 is made on or after its due date but otherwise in accordance with this Agreement or the Fiscal Agent is satisfied that it will receive such payment. 4.6 Suspension of Payment by Agents: Upon receipt of a notice from the Fiscal Agent under Clause 4.5, each Agent shall cease making payments in accordance with Clause 4.3 as soon as is reasonably practicable. Upon receipt of a notice from the Fiscal Agent under Clause 4.5, each Agent shall make, or shall recommence making, payments in accordance with Clause 4.3. 4.7 Reimbursements of Agents: The Fiscal Agent shall on demand promptly reimburse each Agent for payments in respect of the Notes and Coupons properly made by it in accordance with the Conditions and this Agreement. 4.8 Method of payment to Fiscal Agent: All sums payable to the Fiscal Agent hereunder shall be paid in the currency in which such sums are denominated and in immediately available or same day funds to such account with such bank as the Fiscal Agent may from time to time notify to the Issuer. 4.9 Moneys held by Fiscal Agent: The Fiscal Agent may deal with moneys paid to it under this Agreement in the same manner as other moneys paid to it as a banker by its customers except that (1) it may not exercise any lien, right of set-off or similar claim in respect of them and (2) it shall not be liable to anyone for interest on any sums held by it under this Agreement. No monies held by any Agent need be segregated except as may be required by law. 4.10 Partial Payments: If on presentation of a Note, Certificate or Coupon only part of the amount payable in respect of it is paid (except as a result of a deduction of tax permitted by the Conditions), the Agent to whom it is presented shall, in the case of a Global Note which is a CGN, procure that it is enfaced with a memorandum of the amount paid and the date of payment and shall return it to the person who presented it. Upon making payment of only part of the amount payable in respect of any Registered Note or being informed of any such partial payment by a Transfer Agent, the Registrar shall make a note of the details of such payment in the Register. In the case of a Global Note which is a NGN, the Agent to whom such Note, Certificate or Coupon is presented shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such shortfall in payment.

A50722322 11 4.11 Interest: If the Fiscal Agent pays out any amount due in respect of the Notes in accordance with the Conditions or due in accordance with Clause 4.7 before receipt of the amount due under Clause 4.1, the Issuer shall on demand reimburse the Fiscal Agent for the relevant amount and pay interest to the Fiscal Agent on such amount that is outstanding from the date on which it is paid out to the date of reimbursement at the rate per annum equal to the cost to the Fiscal Agent of funding the amount paid out, as certified by the Fiscal Agent. Such interest shall be compounded daily. 4.12 Void Global Note or Registered Note: If any Global Note becomes void (in whole or in part) or any Registered Note represented by a Global Certificate becomes void, in each case, in accordance with its terms after the occurrence of an Event of Default, the Fiscal Agent shall promptly notify the Agents and, after such notice has been given, no payment shall be made by them in respect of that Note to the extent that it has become void. 5 Repayment If claims in respect of any Note or Coupon become void or prescribed under the Conditions, the Fiscal Agent shall forthwith repay to the Issuer the amount that would have been due on such Note or Coupon if it or the relative Certificate had been presented for payment before such claims became void or prescribed. Subject to Clause 19, the Fiscal Agent shall not however be otherwise required or entitled to repay any sums received by it under this Agreement. 6 Early Redemption and Exercise of Options 6.1 Notice to Fiscal Agent: If the Issuer intends (other than consequent upon an Event of Default or any right of the holder to require redemption) to redeem all or any of the Notes of any Series before their stated maturity date or to exercise any Issuer’s option in the Conditions it shall, at least 14 days before the latest date for the publication of the notice of redemption or of exercise of Issuer’s option required to be given to Noteholders, give notice of such intention to the Fiscal Agent stating the date on which such Notes are to be redeemed or such option is to be exercised and the nominal amount of Notes to be redeemed or subject to the option. 6.2 Drawing on Partial Redemption or Exercise of Option: If some only of the Notes of a Series are to be redeemed, or subject to the exercise of an Issuer’s option, in the case of Notes in definitive form on such date the Fiscal Agent shall make the drawing that is required in accordance with the Conditions and the Issuer shall be entitled to send representatives to attend such drawing. 6.3 Notice to Noteholders: The Fiscal Agent shall publish any notice to Noteholders required in connection with any such redemption or exercise of an Issuer’s option and shall at the same time also publish a separate list of the certificate numbers of any Bearer Notes previously drawn and not presented either for payment or as may otherwise be required pursuant to any Issuer’s option and of the nominal amount of Registered Notes drawn and in respect of which the related Certificates have not been so presented. Such notice shall specify the date fixed for redemption or exercise of any option, the redemption price and the manner in which redemption will be effected or the terms of the exercise of such option and, in the case of a partial redemption or exercise of any option, the certificate numbers of the Bearer Notes drawn and the nominal amount of Registered Notes drawn. In addition, the Fiscal Agent shall send to each holder of Registered Notes that are called in whole or in part for redemption or exercise of any option, at its address shown in the Register, a copy of such

A50722322 12 notice together with details of such holder’s Registered Notes called for redemption or subject to any option and the extent of such redemption or the terms of the exercise of such option. 6.4 Option Exercise Notices: The Paying Agent with which a Bearer Note or the Transfer Agent with which a Certificate is deposited in a valid exercise of any Noteholders’ option shall hold such Note (together with any Coupons or Talon relating to it deposited with it) or Certificate on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of, or exercise of the option relating to, the relevant Note(s) consequent upon the exercise of such option, when, in the case of an option to redeem, and subject as provided below, it shall present any such Note, Certificate, Coupons and Talon to itself for payment of the amount due in accordance with the Conditions and shall pay such moneys in accordance with the directions of the Noteholder contained in the Exercise Notice or the Change of Control Put Notice, as applicable. In the event of the exercise of any other option, each Agent shall take the steps required of it in the Conditions and, in the case of Registered Notes, Clauses 10 and 11. If any such Note becomes immediately due and payable before the due date for its redemption or exercise of the option, or if upon due presentation payment of the amount due is improperly withheld or refused or exercise of the option is improperly denied, the Agent concerned shall mail such Note (and any related Coupons or Talon) or its Certificate by uninsured post to, and at the risk of, the relevant Noteholder (unless the Noteholder otherwise requests and pays the costs of such insurance in advance to the relevant Agent) to such address as may have been given by the Noteholder in the Exercise Notice or the Change of Control Put Notice, as applicable or, in the case of Registered Notes where no address has been given, to the address appearing in the Register. At the end of each period for the exercise of any such option, each Agent shall promptly notify the Fiscal Agent of the nominal amount of the Notes in respect of which such option has been exercised with it together with their certificate numbers (or those of the Certificates representing them) and the Fiscal Agent shall promptly notify such details to the Issuer. 7 Cancellation, Destruction, Records and Reporting Requirements 7.1 Cancellation: All Bearer Notes that are redeemed (together with such unmatured Coupons or unexchanged Talons as are attached to or are surrendered with them at the time of such redemption), all Certificates representing Registered Notes that are redeemed, all Coupons that are paid in full and all Talons that have been exchanged for Coupon sheets shall be cancelled forthwith by the Paying Agent or Transfer Agent through which they are redeemed, paid or exchanged. Such Paying Agent or Transfer Agent shall send to the Fiscal Agent, in the case of Bearer Notes, or the Registrar, in the case of Registered Notes, the details required by such person for the purposes of this Clause and the cancelled Notes, Coupons, Talons and/or Certificates. 7.2 Cancellation by Issuer: If the Issuer or any of its Subsidiaries purchase any Notes that are to be cancelled in accordance with the Conditions, the Issuer shall forthwith cancel them or procure their cancellation, promptly inform the Fiscal Agent or the Registrar, as the case may be, in writing and send them (if in definitive bearer form) to the Fiscal Agent. 7.3 Certificate of Fiscal Agent or Registrar: The Fiscal Agent, in the case of Bearer Notes, or the Registrar, in the case of Registered Notes shall, as soon as possible and in any event within four months after the date of any such redemption, payment, exchange or purchase, send upon request the Issuer a certificate stating (1) the aggregate nominal amount of Notes

A50722322 13 that have been redeemed and cancelled and the aggregate amount paid in respect of any related Coupons that have been paid and cancelled or in respect of interest paid on a Global Note, (2) the certificate numbers of such Notes (or of the Certificates representing them), (3) the total number by maturity dates of such Coupons, (4) the certificate numbers and maturity dates of such Talons and (5) the total number and maturity dates of unmatured Coupons, and the certificate numbers and maturity dates of unmatured Talons, not surrendered with Bearer Notes redeemed, in each case distinguishing between Bearer Notes of each Series and denomination (and any Coupons and Talons relating to them) and Registered Notes of each Series. 7.4 Destruction: Unless otherwise instructed by the Issuer or unless, in the case of the Global Note, it is to be returned to its holder in accordance with its terms, the Fiscal Agent, in the case of Bearer Notes, and the Registrar, in the case of Registered Notes, (or the designated agent of either) shall destroy upon disposal authorisation of the Relevant Clearing System the cancelled Bearer Notes, Coupons, Talons and/or Certificates in its possession and shall send upon request the Issuer a certificate giving the certificate numbers of such Notes (or of the Certificates representing them) in numerical sequence, the maturity dates and certificate numbers (in numerical sequence) of such Talons and the total numbers by maturity date of such Coupons, in each case distinguishing between Bearer Notes of each Series and denomination (and any Coupons and Talons relating to them) and Registered Notes of each Series and Coupons and Talons that have been paid or exchanged and those that have been surrendered for cancellation before their due date. 7.5 Records: The Fiscal Agent shall keep a full and complete record of all Bearer Notes, Coupons and Talons (other than the certificate numbers of Coupons) and of their redemption, purchase, payment, exchange, cancellation, replacement and destruction and make such records available at all reasonable times to the Issuer. 7.6 Reporting Requirements: The Fiscal Agent shall (on behalf of the Issuer) submit such reports or information as may be required from time to time in relation to the issue and purchase of Notes by applicable law, regulations and guidelines promulgated by Japanese governmental regulatory authorities in the case of Notes denominated in or linked to yen by any governmental regulatory authority agreed between the Issuer and the Fiscal Agent. 8 Coupon Sheets As regards each Bearer Note issued with a Talon, the Fiscal Agent shall, on or after the due date for exchange of such Talon, make available in exchange for such Talon at the specified office of the Fiscal Agent a further coupon sheet and, if relevant, a further Talon appertaining to such Bearer Note, but subject always to the Issuer having procured the delivery of a supply of such coupon sheets to the Fiscal Agent. To the extent that any Coupon in any such coupon sheet shall have become void before issue, the Fiscal Agent shall cancel such Coupon and destroy it in accordance with the provisions of Clause 7.4. 9 Replacement Notes, Certificates, Coupons and Talons 9.1 Replacement: The Fiscal Agent, in the case of Bearer Notes, Coupons or Talons, and the Registrar, in the case of Certificates (in such capacity, the “Replacement Agent”), shall issue replacement Bearer Notes, Certificates, Coupons and Talons in accordance with the Conditions.

A50722322 14 9.2 Coupons and Talons on Replacement Bearer Notes: In the case of mutilated or defaced Bearer Notes, the Replacement Agent shall ensure that (unless such indemnity as the Issuer may require is given) any replacement Note only has attached to it Coupons and/or a Talon corresponding to those attached to the Note that it replaces. 9.3 Cancellation: The Replacement Agent shall cancel and, unless otherwise instructed by the Issuer, destroy any mutilated or defaced Bearer Notes, Certificates, Coupons and Talons replaced by it and shall send the Issuer and the Fiscal Agent a certificate giving the information specified in Clause 7.4. 9.4 Notification: The Replacement Agent shall, on issuing a replacement Bearer Note, Certificate, Coupon or Talon, forthwith inform the other Agents of its certificate number and of the one that it replaces. 9.5 Presentation after Replacement: If a Bearer Note, Certificate, Coupon or Talon that has been replaced is presented to an Agent for payment or exchange, that Agent shall forthwith inform the Fiscal Agent, in the case of Bearer Notes, or the Registrar, in the case of Registered Notes, which shall so inform the Issuer. 10 Additional Duties of the Transfer Agents The Transfer Agent with which a Certificate is presented for the transfer of, or exercise of any Noteholders’ option relating to, Registered Notes represented by it shall forthwith notify the Registrar of (1) the name and address of the holder of the Registered Note(s) appearing on such Certificate, (2) the certificate number of such Certificate and nominal amount of the Registered Note(s) represented by it, (3) (in the case of an exercise of an option) the contents of the Exercise Notice or the Change of Control Put Notice, as applicable, (4) (in the case of a transfer of, or exercise of an option relating to, part only) the nominal amount of the Registered Note(s) to be transferred or in respect of which such option is exercised, and (5) (in the case of a transfer) the name and address of the transferee to be entered on the Register and, subject to Clause 6.4, shall cancel such Certificate and forward it to the Registrar. 11 Additional Duties of the Registrar The Registrar shall maintain a Register for each Series of Registered Notes in Luxembourg in accordance with the Conditions and the Regulations. The Register shall show the number of issued Certificates, their nominal amount, their date of issue and their certificate number (which shall be unique for each Certificate of a Series) and shall identify each Registered Note, record the name and address of its initial holder, all subsequent transfers, exercises of options and changes of ownership in respect of it, the names and addresses of its subsequent holders and the Certificate from time to time representing it, in each case distinguishing between Registered Notes of the same Series having different terms as a result of the partial exercise of any option. The Registrar shall at all reasonable times during office hours make the Register available to the Issuer, the Fiscal Agent and the Transfer Agents or any person authorised by any of them for inspection and for the taking of copies and the Registrar shall deliver to such persons all such lists of holders of Registered Notes, their addresses and holdings as they may request. In relation to each Series of Registered Notes that is held under the NSS, the Registrar agrees to perform the additional duties set out in Schedule 9 to this Agreement.

A50722322 15 12 Regulations Concerning Registered Notes The Issuer may, subject to the Conditions, from time to time with the approval of the Fiscal Agent, the Transfer Agents and the Registrar promulgate regulations concerning the carrying out of transactions relating to Registered Notes and the forms and evidence to be provided. All such transactions shall be made subject to the Regulations. The initial Regulations are set out in Schedule 6. 13 Documents and Forms 13.1 Fiscal Agent: The Issuer shall provide to the Fiscal Agent in a sufficient quantity, in the case of paragraphs 13.1.2(ii), 13.1.3 and 13.1.4, for distribution among the relevant Agents as required by this Agreement or the Conditions: 13.1.1 executed master Global Notes to be used from time to time for the purpose of issuing Notes in accordance with Clause 3 13.1.2 if Definitive Notes in bearer form of any Series are to be issued, (i) such Definitive Notes and any related Coupons and Talons, duly executed on behalf of the Issuer, (ii) specimens of such Notes, Coupons and Talons and (iii) additional forms of such Notes, Coupons and Talons for the purpose of issuing replacements, at least 14 days before the Exchange Date for the relative Global Note (and the Fiscal Agent (or its agent on its behalf) shall authenticate such Definitive Notes immediately before their issue) 13.1.3 all documents (including Exercise Notices and Change of Control Put Notices) required under the Notes or by any stock exchange on which the Notes are listed to be available for issue or inspection during business hours (and the Paying Agents, in the case of Bearer Notes, and the Transfer Agents, in the case of Registered Notes, shall make such documents available for collection or inspection to the Noteholders that are so entitled) and 13.1.4 forms of voting certificates and block voting instructions, together with instructions as to how to complete, deal with and record the issue of such forms (and the Paying Agents, in the case of Bearer Notes, and the Transfer Agents, in the case of Registered Notes, shall make such documents available to the relevant Noteholders and carry out the other functions set out in Schedule 3). 13.2 Registrar: The Issuer shall provide the Registrar with enough blank Certificates (including Global Certificates) to meet the Transfer Agents’ and the Registrar’s anticipated requirements for Certificates upon the issue and transfer of each Series of Registered Notes and for the purpose of issuing replacement Certificates. 13.3 Notes etc. held by Agents: Each Agent (1) acknowledges that all forms of Notes, Certificates, Coupons and Talons delivered to and held by it pursuant to this Agreement shall be held by it as custodian only and it shall not be entitled to and shall not claim any lien or other security interest on such forms, (2) shall only use such forms in accordance with this Agreement, (3) shall maintain all such forms in safe custody, (4) shall take such security measures as may reasonably be necessary to prevent their theft, loss or destruction and (5) shall keep an inventory of all such forms and make it available to the Issuer and the other Agents at all reasonable times.

A50722322 16 14 Duties of Calculation Agent The Calculation Agent shall perform the duties expressed to be performed by it in the Conditions in respect of each Series of Notes in respect of which it is appointed as Calculation Agent. As soon as practicable after the relevant time on each Interest Determination Date or such time on such date as the Conditions may require to be calculated any rate or amount, any quotation to be obtained or any determination or calculation to be made by the Calculation Agent, the Calculation Agent shall determine such rate and calculate the Interest Amounts in respect of each denomination of the Notes for the relevant Interest Accrual Period, Interest Period or Interest Payment Date, calculate the Redemption Amount, obtain such quotation and/or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Accrual Period, Interest Period or Interest Payment Date and, if required, the relevant Interest Payment Date and, if required to be calculated, any Redemption Amount to be notified to any other Calculation Agent appointed in respect of the Notes that is to make a further calculation upon receipt of such information, the Fiscal Agent, the Issuer, each of the Paying Agents, the relevant Noteholders and, if the relevant Notes are to be listed on a stock exchange and the rules of such exchange or other relevant authority so require, such exchange or other relevant authority as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange or other relevant authority of a Rate of Interest and Interest Amount, or (ii) in all other cases, the fourth Business Day after such determination. If the Calculation Agent at any material time does not make any determination or calculation or take any action that it is required to do pursuant to the Conditions, it shall forthwith notify the Issuer and the Fiscal Agent. 15 Fees and Expenses 15.1 Fees: The Issuer shall pay to the Fiscal Agent the fees and expenses in respect of the Agents’ services as is separately agreed with the Fiscal Agent and the Issuer does not need to concern itself with their apportionment between the Agents. 15.2 Costs: The Issuer shall also pay on demand all reasonable out-of-pocket expenses (including legal, advertising and postage expenses) properly incurred by the Agents in connection with their services together with any applicable value added tax, sales, stamp, issue, registration, documentary or other taxes or duties. 15.3 Fees and expenses are to be paid free and clear of withholding tax unless it is required by law, in which case, the Issuer will gross up the amount so the Agents are paid in full. 16 Indemnity 16.1 By Issuer: The Issuer shall indemnify each Agent, on an after tax basis, against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) that it may incur or that may be made against it arising out of or in relation to or in connection with its appointment or the exercise of its functions, except such as may result from its own negligence, wilful default or fraud or that of its officers, employees or agents. 16.2 By Agents: Each Agent shall indemnify the Issuer, on an after tax basis, against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing)

A50722322 17 that the Issuer may incur or that may be made against it as a result of such Agent’s negligence, wilful default or fraud or that of its officers, employees or agents. 16.3 Limitation of Liability: The Agents are not liable for any loss caused by events beyond their reasonable control including any malfunction, interruption or error in the transmission of information caused by any machine or systems or interception of communication facilities, abnormal operating conditions or events of force majeure. Under no circumstances will the Agent or the Issuer be liable for any consequential, special, speculative or indirect loss or damage (including but not limited to loss of business, goodwill, opportunity or profit) which arises out of or in connection with this Agreement even if advised of the possibility of such loss or damage. Nothing in this Agreement limits or excludes a party’s liability: (i) for fraud or wilful default or gross negligence; or (ii) for death or personal injury caused by its negligence. 16.4 Survival: This indemnity shall survive the termination or expiry of this Agreement and the resignation or removal of the Agent. 17 General 17.1 No Agency or Trust: In acting under this Agreement the Agents shall have no obligation towards or relationship of agency or trust with the holder of any Note, Coupon or Talon. 17.2 Holder to be treated as Owner: Except as otherwise required by law, each Agent shall treat the holder of a Note, Coupon or Talon as its absolute owner as provided in the Conditions and shall not be liable for doing so. 17.3 No Lien: No Agent shall exercise any lien, right of set-off or similar claim against any holder of a Note or Coupon in respect of moneys payable by it under this Agreement. 17.4 Taking of Advice: Each Agent may, acting reasonably, consult on any legal matter any legal adviser selected by it (at the expense of the Issuer), who may be an employee of or adviser to the Issuer, and it shall not be liable in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser’s opinion. Failure to consult such advisers on any matter shall not be construed as evidence of any Agent not acting in good faith. 17.5 Reliance on Documents etc.: No Agent shall be liable in respect of anything done or suffered by it in reliance on a Note, Certificate, Coupon, Talon or other document or information from any electronic or other source reasonably believed by it to be genuine and to have been signed or otherwise given or disseminated by the proper parties. 17.6 Other Relationships: Any Agent and any other person, whether or not acting for itself, may acquire, hold or dispose of any Note, Coupon, Talon or other security (or any interest therein) of the Issuer or any other person, may enter into or be interested in any contract or transaction with any such person, and may act on, or as depositary, trustee or agent for, any committee or body of holders of securities of any such person, in each case with the same rights as it would have had if that Agent were not an Agent and need not account for any profit. 17.7 List of Authorised Persons: The Issuer shall provide the Fiscal Agent for itself and for delivery to each other Agent with a copy of the certified list of persons authorised to take action on behalf of the Issuer in connection with this Agreement (as referred to in Clause 9.1.5 of the Dealer Agreement) and shall notify the Fiscal Agent and each other Agent immediately in writing if any of such persons ceases to be so authorised or if any additional

A50722322 18 person becomes so authorised. Unless and until notified of any such change, each Agent may rely on the certificate(s) most recently delivered to it and all instructions given in accordance with such certificate(s) shall be binding on the Issuer. 17.8 Taking Action: No Agent shall be obliged to take action which it reasonably believes will incur a cost for which it will not be reimbursed, except for costs which are for the account of the Agent. The Agent shall forthwith notify the Issuer in writing if the Agent decides not to act on the basis of this Clause 17.8. 17.9 Sanctions: None of the Issuer nor any of its Subsidiaries, nor any their respective directors or officers, nor to the best of the knowledge and belief of the Issuer any employees, agents or affiliates of the Issuer or any of its Subsidiaries (i) is a person with whom transactions are currently prohibited under any United States sanctions administered by the Office of Foreign Assets Control of the US Department of Treasury (“OFAC”) or any sanctions or measures imposed by the United Nations Security Council, the European Union or, to the extent applicable, Her Majesty’s Treasury (collectively, the “Sanctions”), (ii) is located, organised or resident in a country or territory that is the subject of Sanctions (including Afghanistan, Cuba, Iran, North Korea, Crimea and the occupied territories in the so-called People’s Republic of Donetsk and People’s Republic of Luhansk of the Ukraine and Syria), or (iii) has business or financial dealings with any person on OFAC’s Specially Designated Nationals and Blocked Persons List or an equivalent list relating to Sanctions, and the Issuer will not directly or indirectly use the proceeds from any offering of Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions. 17.10 Anti-Boycott: The Sanctions-related representations and warranties are requested by Deutsche Bank only if and to the extent that they do not result in a violation of the Council Regulation (EC) No. 2271/96 of 22 November 1996, section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung - AWV) or any other applicable anti-boycott or similar laws or regulations. 17.11 Blocking Laws: No provision of Clause 17.9 shall apply to any person if and to the extent that it is or would be unenforceable by or in respect of that person by reason of breach of any provision of Council Regulation (EC) No 2271/96 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom), or any applicable anti-boycott law or regulation applicable in the United Kingdom. 17.12 Know Your Customer: If (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; or (ii) any change in the status of the Issuer or the composition of the shareholders of the Issuer after the date of this Agreement, obliges the Agents to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Issuer shall promptly upon the request of the Agents supply or procure the supply of such documentation and other evidence as is reasonably requested by the Agents in order for the Agents to carry out and be satisfied that it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations. 17.13 Data Protection: The parties acknowledge that, in connection with this Agreement, the Issuer may disclose to the Agents, and the Agents may further process, information relating

A50722322 19 to individuals (“Personal Data”) such as individuals associated with the Issuer. The parties confirm that in so doing they will each comply with any applicable Data Protection Laws and, that each is acting as an independent and separate Controller and that no party will place any other party in breach of applicable Data Protection Laws. In this Agreement, “Data Protections Laws” means any data protection or privacy laws and regulations, as amended or replaced from time to time, such as (i) the Data Protection Act 2018 and (ii) the General Data Protection Regulation ((EU) 2016/679) (“GDPR”) or the UK GDPR and any applicable implementing laws, regulations and secondary legislation, and (iii) any successor legislation to the Data Protection Act 2018 and the GDPR. The terms “Controller”, “Personal Data” and “Processing” shall have the meaning given in the Data Protections Protection Laws or, if none, the meaning of any equivalent concepts to those terms as they are defined in the GDPR. The Issuer acknowledges that the Agents will Process Personal Data from the Issuer in accordance with and for the purposes set out in any relevant Privacy Notice or Privacy Policy that it makes available to the Issuer from time to time, such as those at https://corporates.db.com/company/privacy-notice-corporate-bank. The Issuer will take reasonable steps to bring the content of any such notice to the attention of individuals whose data it discloses to the relevant Agent. 17.14 Illegality: Notwithstanding anything else herein contained, each Agent may refrain, without liability, from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to the United States of America or any jurisdiction forming part of it, England and Wales and the Netherlands) or any directive or regulation of any agency of any such states or jurisdiction and may, without liability, do anything which is, in its opinion, necessary to comply with any such law, directive or regulation. The Agent shall forthwith notify the Issuer in writing if the Agent decides not to act on the basis of this Clause 17.14. 17.15 Assignment: None of the parties to this Agreement is permitted to assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the other parties to this Agreement, provided however that the Agents may transfer its rights and obligations under this Agreement to any other member of the DB Group without such consent. For the purposes of this Clause 17.15, “DB Group” means Deutsche Bank AG and any of its associated companies, branches and subsidiary undertakings from time to time. 18 Authorised Signatories 18.1 The Issuer shall provide the Agent with a list of its Authorised Signatories on or prior to the execution of this Agreement. The Issuer undertakes to give the Agent at least 5 Business Days' notice in writing of any amendment to its authorised signatories. Any amendment of the authorised signatories shall take effect upon the expiry of 5 Business Days' notice (or such shorter period as agreed by the Agent in its absolute discretion). appointed. 18.2 The Issuer hereby authorises the Agent to rely upon and comply with instructions and directions sent by facsimile or e-mail attaching such Signed Instructions and directions signed manually or with electronic signatures (the “Signed Instructions”), by persons believed by the Agent to be authorised to give instructions and directions on behalf of the Issuer with respect to this Agreement. The Agent shall have no duty or obligation to verify or confirm that the person who sent such Signed Instructions is, in fact, a person authorised to give instructions and directions on behalf of the Issuer other than to confirm that the name on the Signed Instructions is a name on the list of authorised signatories as held at that time

A50722322 20 by the Agent; and the Agent shall have no liability for any damages, losses, liabilities, costs or expenses incurred or sustained by the Issuer as a result of such reliance upon or compliance with such Signed Instructions (or for failing to act where any instruction is not received by the Agent in readable form or the call-back procedure has not been completed). The Agent may, at its sole discretion and without any liability on its part for taking or failing to take such action, perform a call-back procedure with the Issuer to verify any Signed Instructions received by facsimile or email. The Issuer agrees to comply with the call-back procedure as notified, and as the same may be amended, by the Agent from time to time. The Agent will inform the Issuer as soon as practicable following the Agent’s determination that it will not act as a result of an unreadable instruction or the uncompleted call-back procedure. 18.3 The Issuer understands that facsimile and e-mail are not secure methods of communication, and that instructions may be intercepted, lost, destroyed, corrupted or delayed in transmission and that instructions in the Issuer name received by the Agent may not in fact have been sent by the Issuer or may have been forged or distorted. 18.4 The authorisation in this Clause 18 shall remain in full force and effect until cancelled, revoked or amended by written notice received by the Agent; and replaces and supersedes any previous authorisation from the Issuer to the Agent relating to the giving of Signed Instructions with respect to this Agreement and is in addition to all other authorisations given by the Issuer with respect to this Agreement. 18.5 The Issuer agrees to indemnify and hold harmless the Agent against any and all direct claims, damages, losses, liabilities, judgments, costs or expenses (including attorneys’ fees and expenses) (collectively, “Losses”) incurred or sustained by the Agent as a result of or in connection with the Agent’s reliance upon and compliance with Signed Instructions, provided, however, that such Losses have not arisen from the negligence, wilful default or fraud of the Agent. For the avoidance of doubt, the failure of the Agent to verify (other than to confirm that the name on the Signed Instructions is a name on the list of authorised signatories as maintained by the Agent) that the person sending the Signed Instructions is, in fact, the authorised person, does not constitute negligence or wilful default. The indemnities in this Clause 18.5 shall survive termination of this Agreement or the resignation or replacement of the Agent. 18.6 Notwithstanding any revocation, cancellation, or amendment of the authorisation in this Clause 18, any action taken by the Agent pursuant to this authorisation, prior to the Agent’s actual receipt of a notice of revocation, cancellation or amendment shall not be affected by such notice. The Agent shall not be obliged to make any payment or otherwise to act on any Signed Instruction notified to it under this Agreement if it is unable to verify any signature pursuant to any Signed Instruction against the specimen signature provided for the relevant Authorised Signatory. The Agent shall notify the Issuer of such an occurrence as soon as practicable upon determining it is unable to act upon, or verify any signature included in, any Signed Instruction. 19 Changes in Agents 19.1 Appointment and Termination: In relation to any Series of Notes, the Issuer may at any time appoint additional Paying Agents or Transfer Agents and/or terminate the appointment of any Agent by giving to the Fiscal Agent and that Agent at least 60 days’ notice to that effect, which notice shall expire at least 30 days before or after any due date for payment in respect of the Notes of that Series. Upon any letter of appointment being executed by or on

A50722322 21 behalf of the Issuer and any person appointed as an Agent, such person shall become a party to this Agreement as if originally named in it and shall act as such Agent in respect of that or those Series of Notes in respect of which it is appointed. 19.2 Resignation: In relation to any Series of Notes, any Agent may resign its appointment at any time by giving the Issuer and the Fiscal Agent at least 60 days’ notice to that effect, which notice shall expire at least 30 days before or after any due date for payment in respect of the Notes of that Series. For the avoidance of doubt, Section 7:408(2) of the Dutch Civil Code shall not apply. 19.3 Condition to Resignation and Termination: No such resignation or (subject to Clause 19.5) termination of the appointment of the Fiscal Agent, Transfer Agent, Registrar or Calculation Agent shall, however, take effect until a new Fiscal Agent (which shall be a bank or trust company) or, as the case may be, Transfer Agent, Registrar or Calculation Agent has been appointed and no resignation or termination of the appointment of a Paying Agent or Transfer Agent shall take effect if there would not then be Paying Agents or Transfer Agents as required by the Conditions. If the Issuer fails to appoint a successor, the Agent may, following consultation with the Issuer as is practicable in the circumstances, itself appoint as its successor any reputable and experienced financial institution do so after 30 days and give notice of such appointment to the Issuer, the remaining Agents and the Noteholders, and the successor Agent shall acquire and become subject to the same rights and obligations as if it had entered into an agreement in the form mutatis mutandis of this Agreement. 19.4 Change of Office: If an Agent changes the address of its specified office in a city it shall give the Issuer and the Fiscal Agent at least 60 days’ notice of the change, giving the new address and the date on which the change is to take effect. 19.5 Automatic Termination: The appointment of the Fiscal Agent shall forthwith terminate if the Fiscal Agent becomes incapable of acting, is adjudged bankrupt or insolvent, files a voluntary petition in bankruptcy, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver, administrator or other similar official of all or a substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the insolvency, winding-up or dissolution of the Fiscal Agent, a receiver, administrator or other similar official of the Fiscal Agent or all or a substantial part of its property is appointed, a court order is entered approving a petition filed by or against it under applicable bankruptcy or insolvency law, or a public officer takes charge or control of the Fiscal Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation. 19.6 Delivery of Records: If the Fiscal Agent or Registrar resigns or its appointment is terminated, the Fiscal Agent shall on the date on which the resignation or termination takes effect pay to the new Fiscal Agent any amount held by it for payment in respect of the Notes or Coupons and the Fiscal Agent or Registrar, as the case may be, shall deliver to the new Fiscal Agent or Registrar the records kept by it and all documents and forms held by it pursuant to this Agreement. 19.7 Successor Corporations: A corporation into which an Agent is merged or converted or with which it is consolidated or that results from a merger, conversion or consolidation to which it is a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without further formality. The Agent concerned shall forthwith notify such an event to the other parties to this Agreement.

A50722322 22 19.8 Notices: The Fiscal Agent, at the Issuer’s expense, shall give Noteholders at least 30 days’ notice of any proposed appointment, termination, resignation or change under Clauses 18.1 to 18.4 of which it is aware and, as soon as practicable, notice of any succession under Clause 19.7 of which it is aware. The Issuer shall give Noteholders, as soon as practicable, notice of any termination under Clause 19.5 of which it is aware. 20 Communications 20.1 Method: Each communication under this Agreement shall be made in English and by fax, electronic communication or otherwise in writing. Each communication or document to be delivered to any party under this Agreement shall be sent to that party at the fax number, electronic address or postal address and marked for the attention of the person (if any), from time to time designated by that party to the Fiscal Agent (or, in the case of the Fiscal Agent, by it to each other party) for the purpose of this Agreement. The initial telephone number, fax number, postal address, electronic address and person so designated are set out in the Procedures Memorandum. 20.2 Deemed Receipt: A communication shall be deemed received (if by fax) when the relevant delivery receipt is received by the sender, (if by telephone) when made and (if in writing) when delivered and (if by electronic communication) when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided that any communication that is received (or deemed to take effect in accordance with the foregoing) outside business hours or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Agreement which is to be sent by fax or electronic communication will be written legal evidence. 21 Notices 21.1 Publication: At the request and expense of the Issuer the Fiscal Agent shall arrange for the publication of all notices to Noteholders (other than those to be published by the Calculation Agent). Notices to Noteholders shall be published in accordance with the Conditions. 21.2 Notices from Noteholders: Each of the Fiscal Agent and the Registrar shall promptly forward to the Issuer any notice received by it from a Noteholder whether pursuant to Condition 10, whether electing to exchange a Global Note for Definitive Notes or otherwise. 22 Governing Law and Jurisdiction 22.1 Governing Law: This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, the laws of the Netherlands. 22.2 Submission to Jurisdiction: The courts of Amsterdam, The Netherlands are to have jurisdiction to settle any disputes that may arise out of or in connection with this Agreement and all agreements concluded under Clause 2 and accordingly any legal action or proceedings arising out of or in connection with this Agreement and all agreements concluded under Clause 2 (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts on the ground of venue or on the ground that the Proceedings

A50722322 23 have been brought in an inconvenient forum. This Clause is for the benefit of each of the other parties to this Agreement and shall not affect the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude any of them from taking Proceedings in any other jurisdiction (whether concurrently or not). (Remainder intentionally left blank)

A50722322 SIGNATURE PAGE TO THE FISCAL AGENCY AGREEMENT This Agreement has been entered into on the date stated at the beginning. JDE PEET'S N.V. /s/ G.J.A Delle Vigne_______________ By: Global Treasury Director (Authorised signatory) Name: G.J.A. Delle Vigne

A50722322 SIGNATURE PAGE TO THE FISCAL AGENCY AGREEMENT DEUTSCHE BANK AG, LONDON BRANCH By: /s/ Lauren Taylor_______________ Name: Lauren Taylor Title: Vice President By: /s/ Ranjit Mather_______________ Name: Ranjit Matherr Title: Director ···························

A50722322 SIGNATURE PAGE TO THE FISCAL AGENCY AGREEMENT DEUTSCHE BANK LUXEMBOURG S.A. By: /s/ Lauren Taylor_______________ Name: Lauren Taylor Title: Attorney By: /s/ Ranjit Mather_______________ Name: Ranjit Matherr Title: Attorney

A50722322 27 Schedule 1 Part A Form of CGN Temporary Global Note JDE PEET’S N.V. (a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands having its statutory seat (statutaire zetel) in Amsterdam, The Netherlands) Euro Medium Term Note Programme TEMPORARY GLOBAL NOTE Temporary Global Note No. [●] This temporary Global Note is issued in respect of the Notes (the “Notes”) of the Tranche and Series specified in Part A of the Second Schedule hereto of JDE Peet’s N.V. (the “Issuer”). Interpretation and Definitions References in this temporary Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part C to the amended and restated Agency Agreement dated 12 May 2023 (as amended or supplemented as at the Issue Date, the “Agency Agreement”) between the Issuer, Deutsche Bank AG, London Branch as fiscal agent and the other agents named in it, as such form is supplemented and/or modified and/or superseded by the provisions of this temporary Global Note (including the supplemental definitions and any modifications or additions set out in Part A of the Second Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Note shall have the meanings given to them in the Conditions or the Agency Agreement. If Part A of the Second Schedule hereto specifies that the applicable TEFRA exemption is either “C Rules” or “not applicable”, this temporary Global Note is a “C Rules Note”, otherwise this temporary Global Note is a “D Rules Note”. Aggregate Nominal Amount The aggregate nominal amount from time to time of this temporary Global Note shall be an amount equal to the aggregate nominal amount of the Notes as shall be shown by the latest entry in the fourth column of Part I of the First Schedule hereto, which shall be completed by or on behalf of the Fiscal Agent upon (i) the issue of Notes represented hereby, (ii) the exchange of the whole or a part of this temporary Global Note for a corresponding interest in a permanent Global Note or for Definitive Notes, (iii) the redemption or purchase and cancellation of Notes represented hereby and/or (iv) the exchange of interests in this temporary Global Note for direct enforcement rights, all as described below. Promise to Pay Subject as provided herein, the Issuer, for value received, promises to pay to the bearer of this temporary Global Note, upon presentation and (when no further payment is due in respect of this temporary Global Note) surrender of this temporary Global Note, on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become payable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this temporary Global Note and (unless this temporary Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions, save that the calculation

A50722322 28 is made in respect of the total aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Exchange On or after the first day following the expiry of 40 days after the Issue Date (the “Exchange Date”), this temporary Global Note may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Note only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the Fiscal Agent for interests in a permanent Global Note or, if so specified in Part A of the Second Schedule hereto, for Definitive Notes in an aggregate nominal amount equal to the nominal amount of this temporary Global Note submitted for exchange; provided that, in the case of any part of a D Rules Note submitted for exchange for a permanent Global Note or Definitive Notes, there shall have been Certification with respect to such nominal amount submitted for such exchange dated no earlier than the Exchange Date. “Certification” means the presentation to the Fiscal Agent of a certificate or certificates with respect to one or more interests in this temporary Global Note, signed by Euroclear or Clearstream, Luxembourg, substantially to the effect set out in Schedule 8 to the Agency Agreement to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 8 to the Agency Agreement with respect thereto and that no contrary advice as to the contents thereof has been received by Euroclear or Clearstream, Luxembourg, as the case may be. Upon the whole or a part of this temporary Global Note being exchanged for a permanent Global Note, such permanent Global Note shall be exchangeable in accordance with its terms for Definitive Notes. The Definitive Notes for which this temporary Global Note or a permanent Global Note may be exchangeable shall be duly executed and authenticated, shall, in the case of Definitive Notes, have attached to them all Coupons (and, where appropriate, Talons) in respect of interest that have not already been paid on this temporary Global Note or the permanent Global Note, as the case may be, shall be security printed and shall be substantially in the form set out in the Schedules to the Agency Agreement as supplemented and/or modified and/or superseded by the terms of the Second Schedule hereto. On exchange in full and surrender of this temporary Global Note for Definitive Notes, the Issuer shall, if the holder so requests, procure that it is cancelled and returned to the holder together with the relevant Definitive Notes. On any exchange of a part of this temporary Global Note for an equivalent interest in a permanent Global Note or for Definitive Notes, as the case may be, the portion of the nominal amount hereof so exchanged shall be endorsed by or on behalf of the Fiscal Agent in Part I of the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed. If, for any actual or alleged reason that would not have been applicable had there been no exchange of this temporary Global Note (or part of this temporary Global Note) or in any other circumstances whatsoever, the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes, then any right or remedy relating in any way to the obligation(s) in question may be exercised or pursued on the basis of this temporary Global Note despite its stated cancellation after its exchange in full, as an alternative, or in addition, to the Definitive Notes (or the Coupons or Talons appertaining to them as appropriate). With this exception, upon exchange in full and cancellation of this temporary Global Note for Definitive Notes, this temporary Global Note shall become void.

A50722322 29 Benefit of Conditions Except as otherwise specified herein, this temporary Global Note is subject to the Conditions and, until the whole of this temporary Global Note is exchanged for equivalent interests in a permanent Global Note or for Definitive Notes, the holder of this temporary Global Note shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Note (or the relevant part of it) or the Definitive Notes, as the case may be, for which it may be exchanged as if such permanent Global Note or Definitive Notes had been issued on the Issue Date. Payments No person shall be entitled to receive any payment in respect of the Notes represented by this temporary Global Note that falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Note for exchange, delivery of (or, in the case of a subsequent exchange, due endorsement of) a permanent Global Note or delivery of Definitive Notes, as the case may be, is improperly withheld or refused by or on behalf of the Issuer. Payments due in respect of a D Rules Note before the Exchange Date shall only be made in relation to such nominal amount of this temporary Global Note with respect to which there shall have been Certification dated no earlier than such due date for payment. Any payments that are made in respect of this temporary Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Fiscal Agent or of any other Paying Agent provided for in the Conditions. If any payment in full of principal is made in respect of any Note represented by this temporary Global Note, the portion of this temporary Global Note representing such Note shall be cancelled and the amount so cancelled shall be endorsed by or on behalf of the Fiscal Agent in Part I of the First Schedule hereto (such endorsement being prima facie evidence that the payment in question has been made) whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed. If any other payments are made in respect of the Notes represented by this temporary Global Note, a record of each such payment shall be endorsed by or on behalf of the Fiscal Agent on an additional schedule hereto (such endorsement being prima facie evidence that the payment in question has been made). For the purposes of any payments made in respect of this temporary Global Note, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 7(h) (Non-Business Days). Cancellation Cancellation of any Note represented by this temporary Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this temporary Global Note representing such Note on its presentation to or to the order of the Fiscal Agent for endorsement in Part I of the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed. Events of Default The holder hereof may from time to time exercise the right to declare Notes represented by this temporary Global Note due and payable following an Event of Default in accordance with the Conditions by stating in a notice given to the Fiscal Agent the nominal amount of Notes (which may be less than the outstanding nominal amount hereof) to which such notice relates. In the event that the Notes represented by this temporary Global Note (or any part hereof) have become due and payable and payment in full of the amount due has not been made to the bearer or has become exchangeable and exchange in full has not been effected, in each case in

A50722322 30 accordance with the foregoing, then, unless within the period of 15 (fifteen) days commencing on the relevant due date payment in full of the amount due in respect of this temporary Global Note is received by the bearer or this temporary Global Note is duly exchanged in full for Definitive Notes, in each case in accordance with the foregoing, at 5.00 p.m. (CET) on such fifteenth day (the “Relevant Time”) this temporary Global Note (including the obligation hereunder to issue Definitive Notes) will become void and the bearer will have no further rights under this temporary Global Note but each Relevant Account Holder shall automatically acquire, without the need for any further action on behalf of any person, against the Issuer all those rights (“Direct Rights”) which such Relevant Account Holder would have had if at the Relevant Time it held and owned duly executed and authenticated Definitive Notes and (if applicable) Coupons and/or Talons in respect of each underlying Note represented by such temporary Global Note which such Relevant Account Holder has credited to its securities account with the Relevant Clearing System at the Relevant Time. The Issuer’s obligation pursuant to this paragraph shall be a separate and independent obligation by reference to each relevant underlying Note and the Issuer agrees that a Relevant Account Holder may assign its rights hereunder in whole or in part. “Relevant Account Holder” means any account holder with the Relevant Clearing System which has underlying Notes credited to its securities account at the Relevant Time. "Relevant Clearing System" means, as applicable, Euroclear, Clearstream, Luxembourg and/or any other additional clearing system or systems specified in the applicable Pricing Supplement (but does not include Euroclear Netherlands whether or not so specified). No such election may however be made on or before the Exchange Date unless the holder elects in such notice that the exchange for such Notes shall no longer take place. Notices Notices required to be given in respect of the Notes represented by this temporary Global Note may be given by their being delivered (so long as this temporary Global Note is held on behalf of Euroclear and Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this temporary Global Note, rather than by publication as required by the Conditions, except that, so long as the Notes are listed and/or admitted to trading, notices required to be given to the holders pursuant to the Conditions shall also be published (if such publication is required) in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are listed/and or admitted to trading. No provision of this temporary Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions. This temporary Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Fiscal Agent. This temporary Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with Dutch law. Articles 229(e) to 229(k) of The Netherlands Commercial Code (Wetboek van Koophandel) do not apply to this Global Note.

A50722322 SIGNATURE PAGE TO THE CGN TEMPORARY GLOBAL NOTE In witness whereof the Issuer has caused this temporary Global Note to be duly signed on its behalf. Dated as of the Issue Date. JDE PEET’S N.V. By: Name: Certificate of Authentication This temporary Global Note is authenticated by or on behalf of the Fiscal Agent. DEUTSCHE BANK AG, LONDON BRANCH as Fiscal Agent By: Name: Authorised Signatory For the purposes of authentication only. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

A50722322 32 The First Schedule Part I Nominal Amount of Notes Represented by this Temporary Global Note The following (i) issue of Notes initially represented by this temporary Global Note, (ii) exchanges of the whole or a part of this temporary Global Note for interests in a permanent Global Note, for Definitive Notes or for Direct Rights and/or (iii) cancellations or forfeitures of interests in this temporary Global Note have been made, resulting in the nominal amount of this temporary Global Note specified in the latest entry in the fourth column below: Date Amount of decrease in nominal amount of this temporary Global Note Reason for decrease in nominal amount of this temporary Global Note (exchange, cancellation or forfeiture) Nominal amount of this temporary Global Note on issue or following such decrease Notation made by or on behalf of the Fiscal Agent Issue Date Not applicable Not applicable

A50722322 33 Part II Direct Rights The nominal amount of Notes in respect of which Direct Rights have arisen is shown by the latest entry in the third column below: Date Amount of decrease in nominal amount of Notes in respect of which Direct Rights have arisen Initial nominal amount and nominal amount following such increase Notation by or on behalf of the Fiscal Agent (other than in respect of initial nominal amount) Issue Date Not applicable Zero Not applicable

A50722322 34 The Second Schedule [INSERT THE PROVISIONS OF THE RELEVANT FINAL TERMS THAT RELATE TO THE CONDITIONS OR THE GLOBAL NOTES AS THE SECOND SCHEDULE]

A50722322 35 Schedule 1 Part B Form of CGN Permanent Global Note JDE PEET’S N.V. (a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands having its statutory seat (statutaire zetel) in Amsterdam, The Netherlands) Euro Medium Term Note Programme PERMANENT GLOBAL NOTE Permanent Global Note No. [●] This permanent Global Note is issued in respect of the Notes (the “Notes”) of the Tranche(s) and Series specified in Part A of the Third Schedule hereto of JDE Peet’s N.V. (the “Issuer”). Interpretation and Definitions References in this permanent Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part C to the amended and restated Agency Agreement dated 12 May 2023 (as amended or supplemented as at the Issue Date, the “Agency Agreement”) between the Issuer, Deutsche Bank AG, London Branch as fiscal agent and the other agents named in it, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Note (including the supplemental definitions and any modifications or additions set out in Part A of the Third Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Note shall have the meanings given to them in the Conditions or the Agency Agreement. Aggregate Nominal Amount The aggregate nominal amount from time to time of this permanent Global Note shall be an amount equal to the aggregate nominal amount of the Notes as shall be shown by the latest entry in the fourth column of Part I of the First Schedule hereto, which shall be completed by or on behalf of the Fiscal Agent upon (i) the exchange of the whole or a part of the temporary Global Note initially representing the Notes for a corresponding interest herein (in the case of Notes represented by a temporary Global Note upon issue), (ii) the issue of the Notes represented hereby (in the case of Notes represented by this permanent Global Note upon issue), (iii) the exchange of the whole or, where the limited circumstances so permit, a part of this permanent Global Note for Definitive Notes, (iv) the redemption or purchase and cancellation of Notes represented hereby and/or (v) the exchange of interests in this permanent Global Note for direct enforcement rights, all as described below. Promise to Pay Subject as provided herein, the Issuer, for value received, promises to pay to the bearer of this permanent Global Note, upon presentation and (when no further payment is due in respect of this permanent Global Note) surrender of this permanent Global Note, on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this permanent Global Note and (unless this permanent Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions, save that the calculation

A50722322 36 is made in respect of the total aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Exchange This permanent Global Note is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not, except as provided in the next paragraph, in part for the Definitive Notes (1) if this permanent Global Note is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so or (2) if principal in respect of any Notes is not paid when due, by the holder giving notice to the Fiscal Agent of its election for such exchange. This permanent Global Note is exchangeable in part (provided, however, that if this permanent Global Note is held by or on behalf of Euroclear, Clearstream, Luxembourg and/or an Alternative Clearing System, Euroclear, Clearstream, Luxembourg and/or such Alternative Clearing System, as the case may be, so permit) if principal in respect of any Notes is not paid when due. “Exchange Date” means a day falling not less than 60 days or in the case of exchange following failure to pay principal in respect of any Notes when due 30 days, after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Fiscal Agent is located and, except in the case of exchange pursuant to (1) above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located. Any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Note surrendering this permanent Global Note or, in the case of a partial exchange, presenting it for endorsement to or to the order of the Fiscal Agent. In exchange for this permanent Global Note, or part thereof to be exchanged, the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Notes in an aggregate nominal amount equal to the nominal amount of this permanent Global Note submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest that have not already been paid on this permanent Global Note), security printed and substantially in the form set out in the Schedules to the Agency Agreement as supplemented and/or modified and/or superseded by the terms of the Third Schedule hereto. On exchange in full and surrender of this permanent Global Note, the Issuer shall, if the holder so requests, procure that it is cancelled and returned to the holder together with the relevant Definitive Notes. On any exchange of a part of this permanent Global Note the portion of the nominal amount hereof so exchanged shall be endorsed by or on behalf of the Fiscal Agent in Part I of the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed. If, for any actual or alleged reason that would not have been applicable had there been no exchange of this permanent Global Note (or part of this permanent Global Note) or in any other circumstances whatsoever, the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes, then any right or remedy relating in any way to the obligation(s) in question may be exercised or pursued on the basis of this permanent Global Note despite its stated cancellation after its exchange in full, as an alternative, or in addition, to the Definitive Notes (or the Coupons or Talons appertaining to them as appropriate). With this exception,

A50722322 37 upon exchange in full and cancellation of this permanent Global Note for Definitive Notes, this permanent Global Note shall become void. Benefit of Conditions Except as otherwise specified herein, this permanent Global Note is subject to the Conditions and, until the whole of this permanent Global Note is exchanged for Definitive Notes, the holder of this permanent Global Note shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Notes for which it may be exchanged and as if such Definitive Notes had been issued on the Issue Date. Payments No person shall be entitled to receive any payment in respect of the Notes represented by this permanent Global Note that falls due after an Exchange Date for such Notes, unless upon due presentation of this permanent Global Note for exchange, delivery of Definitive Notes is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes. Payments in respect of this permanent Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Fiscal Agent or of any other Paying Agent provided for in the Conditions. A record of each such payment shall be endorsed on the First or Second Schedule hereto, as appropriate, by the Fiscal Agent or by the relevant Paying Agent, for and on behalf of the Fiscal Agent, which endorsement shall (until the contrary is proved) be prima facie evidence that the payment in question has been made. For the purposes of any payments made in respect of this permanent Global Note, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 7(h) (Non-Business Days). Prescription Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this permanent Global Note shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date. Meetings For the purposes of any meeting of Noteholders, the holder of this permanent Global Note shall (unless this permanent Global Note represents only one Note) be treated as two persons for the purposes of any quorum requirements of a meeting of Noteholders and, at any such meeting, as having one vote in respect of each integral currency unit of the Specified Currency of the Notes. Cancellation Cancellation of any Note represented by this permanent Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this permanent Global Note representing such Note on its presentation to or to the order of the Fiscal Agent for endorsement in Part I of the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed. Purchase Notes may only be purchased by the Issuer or any of its Subsidiaries if they are purchased together with the right to receive all future payments of interest (if any) thereon.

A50722322 38 Issuer’s Options Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Noteholders within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required. Noteholders’ Options Any option of the Noteholders provided for in the Conditions may be exercised by the holder of this permanent Global Note giving notice to the Issuer or the Fiscal Agent, as provided for in the Condiitons, within the time limits relating to the deposit of Notes with a Paying Agent set out in the Conditions substantially in the form of the relevant notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised, and stating the nominal amount of Notes in respect of which the option is exercised and at the same time presenting this permanent Global Note to the Fiscal Agent, or to a Paying Agent acting on behalf of the Fiscal Agent, for notation accordingly in the Fourth Schedule hereto. Events of Default The holder hereof may from time to time exercise the right to declare Notes represented by this permanent Global Note due and payable following an Event of Default in accordance with the Conditions by stating in a notice given to the Fiscal Agent the nominal amount of Notes (which may be less than the outstanding nominal amount hereof) to which such notice relates. In the event that the Notes represented by this permanent Global Note (or any part hereof) have become due and payable and payment in full of the amount due has not been made to the bearer or has become exchangeable and exchange in full has not been effected, in each case in accordance with the foregoing, then, unless within the period of 15 (fifteen) days commencing on the relevant due date payment in full of the amount due in respect of this Global Note is received by the bearer or this permanent Global Note is duly exchanged in full for Definitive Notes, in each case in accordance with the foregoing, at 5.00 p.m. (CET) on such fifteenth day (the “Relevant Time”) this permanent Global Note (including the obligation hereunder to issue Definitive Notes) will become void and the bearer will have no further rights under this permanent Global Note but each Relevant Account Holder shall automatically acquire, without the need for any further action on behalf of any person, against the Issuer all those rights (“Direct Rights”) which such Relevant Account Holder would have had if at the Relevant Time it held and owned duly executed and authenticated Definitive Notes and (if applicable) Coupons and/or Talons in respect of each underlying Note represented by such permanent Global Note which such Relevant Account Holder has credited to its securities account with the Relevant Clearing System at the Relevant Time. The Issuer’s obligation pursuant to this paragraph shall be a separate and independent obligation by reference to each relevant underlying Note and the Issuer agrees that a Relevant Account Holder may assign its rights hereunder in whole or in part. “Relevant Account Holder” means any account holder with the Relevant Clearing System which has underlying Notes credited to its securities account at the Relevant Time. "Relevant Clearing System" means, as applicable, Euroclear, Clearstream, Luxembourg and/or any other additional clearing system or systems specified in the applicable Pricing Supplement (but does not include Euroclear Netherlands whether or not so specified). No such election may however be made on or before an Exchange Date unless the holder elects in such notice that the exchange for such Notes shall no longer take place.

A50722322 39 Notices Notices required to be given in respect of the Notes represented by this permanent Global Note may be given by their being delivered (so long as this permanent Global Note is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this permanent Global Note, rather than by publication as required by the Conditions, except that, so long as the Notes are listed and/or admitted to trading, notices required to be given to the holders pursuant to the Conditions shall also be published (if such publication is required) in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are listed/and or admitted to trading. Negotiability This permanent Global Note is a bearer document and negotiable and accordingly: 1 is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining hereto and to bind the transferee with all obligations appertaining hereto pursuant to the Conditions 2 the holder of this permanent Global Note is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Note and the Issuer has waived against such holder and any previous holder of this permanent Global Note all rights of set-off or counterclaim that would or might otherwise be available to it in respect of the obligations evidenced by this Global Note and 3 payment upon due presentation of this permanent Global Note as provided herein shall operate as a good discharge against such holder and all previous holders of this permanent Global Note. No provisions of this permanent Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions. This permanent Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Fiscal Agent. This permanent Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with Dutch law. Articles 229(e) to 229(k) of The Netherlands Commercial Code (Wetboek van Koophandel) do not apply to this Global Note.

A50722322 SIGNATURE PAGE TO THE CGN PERMANENT GLOBAL NOTE In witness whereof the Issuer has caused this permanent Global Note to be duly signed on its behalf. Dated as of the Issue Date. JDE PEET’S N.V. By: Name: Certificate of Authentication This permanent Global Note is authenticated by or on behalf of the Fiscal Agent. DEUTSCHE BANK AG, LONDON BRANCH as Fiscal Agent By: Name: Authorised Signatory For the purposes of authentication only. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

A50722322 41 The First Schedule Part I Nominal Amount of Notes Represented by this Permanent Global Note The following (i) issues of Notes initially represented by this permanent Global Note, (ii) exchanges of interests in a temporary Global Note for interests in this permanent Global Note, (iii) exchanges of the whole or a part of this permanent Global Note for Definitive Notes or for Direct Rights, (iv) cancellations or forfeitures of interests in this permanent Global Note and/or (v) payments of amounts payable upon redemption in respect of this permanent Global Note have been made, resulting in the nominal amount of this permanent Global Note specified in the latest entry in the fourth column: Date Amount of increase/decrease in nominal amount of this permanent Global Note Reason for increase/decrease in nominal amount of this permanent Global Note (initial issue, exchange, cancellation, forfeiture or payment, stating amount of payment made) Nominal Amount of this permanent Global Note following such increase/decrease Notation made by or on behalf of the Fiscal Agent

A50722322 42 Part II Direct Rights The nominal amount of Notes in respect of which Direct Rights have arisen is shown by the latest entry in the third column below: Date Amount of increase in nominal amount of Notes in respect of which Direct Rights have arisen Initial nominal amount and nominal amount following such increase Notation by or on behalf of the Fiscal Agent (other than in respect of initial nominal amount) Issue Date Not applicable zero Not applicable

A50722322 43 The Second Schedule Payments of Interest The following payments of interest or Interest Amount in respect of this Permanent Global Note have been made: Due date of payment Date of payment Amount of interest Notation made by or on behalf of the Fiscal Agent

A50722322 44 The Third Schedule [INSERT THE PROVISIONS OF THE RELEVANT FINAL TERMS THAT RELATE TO THE CONDITIONS OR THE GLOBAL NOTES AS THE THIRD SCHEDULE]

A50722322 45 The Fourth Schedule Exercise of Noteholders’ Option The following exercises of the option of the Noteholders provided for in the Conditions have been made in respect of the stated nominal amount of this permanent Global Note: Date of exercise Nominal Amount of this permanent Global Note in respect of which exercise is made Date on which exercise of such option is effective Notation made by or on behalf of the Fiscal Agent

A50722322 46 Schedule 1 Part C Form of NGN Temporary Global Note JDE PEET’S N.V. (a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands having its statutory seat (statutaire zetel) in Amsterdam, The Netherlands) Euro Medium Term Note Programme TEMPORARY GLOBAL NOTE Temporary Global Note No. [●] This temporary Global Note is issued in respect of the Notes (the “Notes”) of the Tranche and Series specified in Part A of the Schedule hereto of JDE Peet’s N.V. (the “Issuer”). Interpretation and Definitions References in this temporary Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part C to the amended and restated Agency Agreement dated 12 May 2023 (as amended or supplemented as at the Issue Date, the “Agency Agreement”) between the Issuer, Deutsche Bank AG, London Branch as fiscal agent and the other agents named in it, as such form is supplemented and/or modified and/or superseded by the provisions of this temporary Global Note (including the supplemental definitions and any modifications or additions set out in Part A of the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Note shall have the meanings given to them in the Conditions or the Agency Agreement. If the Second Schedule hereto specifies that the applicable TEFRA exemption is either “C Rules” or “not applicable”, this temporary Global Note is a “C Rules Note”, otherwise this temporary Global Note is a “D Rules Note”. Aggregate Nominal Amount The aggregate nominal amount from time to time of this temporary Global Note shall be an amount equal to the aggregate nominal amount of the Notes from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together the “relevant Clearing Systems”), which shall be completed and/or amended, as the case may be, upon (i) the issue of Notes represented hereby, (ii) the exchange of the whole or a part of this temporary Global Note for a corresponding interest recorded in the records of the relevant Clearing Systems in a permanent Global Note or for Definitive Notes, (iii) the redemption or purchase and cancellation of Notes represented hereby (iv) the exchange of interests in this temporary Global Note for direct enforcement rights, all as described below. The records of the relevant Clearing Systems (which expression in this temporary Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customers’ interests in the Notes) shall be conclusive evidence of the nominal amount of the Notes represented by this temporary Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by the temporary Global Note at any time shall be conclusive evidence of the records of the relevant Clearing Systems at that time. Promise to Pay Subject as provided herein, the Issuer, for value received, promises to pay to the bearer of this temporary Global Note, upon presentation and (when no further payment is due in respect of this

A50722322 47 temporary Global Note) surrender of this temporary Global Note, on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become payable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this temporary Global Note and (unless this temporary Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Exchange Subject as provided in the Conditions applicable to Partly-paid Notes, on or after the first day following the expiry of 40 days after the Issue Date (the “Exchange Date”), this temporary Global Note may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Note only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the Fiscal Agent for interests recorded in the records of the relevant Clearing Systems in a permanent Global Note or, if so specified in Part A of the Schedule hereto, for Definitive Notes in an aggregate nominal amount equal to the nominal amount of this temporary Global Note submitted for exchange; provided that, in the case of any part of a D Rules Note submitted for exchange for interests recorded in the records of the relevant Clearing Systems in a permanent Global Note or Definitive Notes, there shall have been Certification with respect to such nominal amount submitted for such exchange dated no earlier than the Exchange Date. “Certification” means the presentation to the Fiscal Agent of a certificate or certificates with respect to one or more interests in this temporary Global Note, signed by Euroclear or Clearstream, Luxembourg, substantially to the effect set out in Schedule 8 to the Agency Agreement to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 8 to the Agency Agreement with respect thereto and that no contrary advice as to the contents thereof has been received by Euroclear or Clearstream, Luxembourg, as the case may be. Upon the whole or a part of this temporary Global Note being exchanged for a permanent Global Note, such permanent Global Note shall be exchangeable in accordance with its terms for Definitive Notes. The Definitive Notes for which this temporary Global Note or a permanent Global Note may be exchangeable shall be duly executed and authenticated, shall, in the case of Definitive Notes, have attached to them all Coupons (and, where appropriate, Talons) in respect of interest that have not already been paid on this temporary Global Note or the permanent Global Note, as the case may be, shall be security printed and shall be substantially in the form set out in the Schedules to the Agency Agreement as supplemented and/or modified and/or superseded by the terms of Part A of the Schedule hereto. On exchange in full and surrender of this temporary Global Note for Definitive Notes, the Issuer shall, if the holder so requests, procure that it is cancelled and returned to the holder together with the relevant Definitive Notes and procure that such exchange and cancellation shall be recorded in the records of the relevant Clearing Systems. On any exchange of a part of this temporary Global Note for an equivalent interest in a permanent Global Note or for Definitive Notes, as the case may be, the Issuer shall procure that details of the portion of the nominal amount hereof so exchanged shall be entered pro rata in the records of the relevant Clearing Systems and upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing

A50722322 48 Systems and represented by this temporary Global Note shall be reduced by an amount equal to such portion so exchanged. If, for any actual or alleged reason that would not have been applicable had there been no exchange of this temporary Global Note (or part of this temporary Global Note) or in any other circumstances whatsoever, the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes, then any right or remedy relating in any way to the obligation(s) in question may be exercised or pursued on the basis of this temporary Global Note despite its stated cancellation after its exchange in full, as an alternative, or in addition, to the Definitive Notes (or the Coupons or Talons appertaining to them as appropriate). With this exception, upon exchange in full and cancellation of this temporary Global Note for Definitive Notes, this temporary Global Note shall become void. Benefit of Conditions Except as otherwise specified herein, this temporary Global Note is subject to the Conditions and, until the whole of this temporary Global Note is exchanged for equivalent interests in a permanent Global Note or for Definitive Notes, the holder of this temporary Global Note shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Note (or the relevant part of it) or the Definitive Notes, as the case may be, for which it may be exchanged as if such permanent Global Note or Definitive Notes had been issued on the Issue Date. Payments No person shall be entitled to receive any payment in respect of the Notes represented by this temporary Global Note that falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Note for exchange, delivery of (or, in the case of a subsequent exchange, a corresponding entry being recorded in the records of the relevant Clearing Systems) a permanent Global Note or delivery of Definitive Notes, as the case may be, is improperly withheld or refused by or on behalf of the Issuer. Payments due in respect of a D Rules Note before the Exchange Date shall only be made in relation to such nominal amount of this temporary Global Note with respect to which there shall have been Certification dated no earlier than such due date for payment. Any payments that are made in respect of this temporary Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Fiscal Agent or of any other Paying Agent provided for in the Conditions and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries in the records of the relevant Clearing Systems referred to herein shall not affect such discharge. If any payment in full or in part of principal is made in respect of any Note represented by this temporary Global Note, the Issuer shall procure that details of such payment shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this temporary Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed. If any other payments are made in respect of the Notes represented by this temporary Global Note, the Issuer shall procure that a record of each such payment shall be entered pro rata in the records of the relevant Clearing Systems. For the purposes of any payments made in respect of this temporary Global Note, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 7(h) (Non-Business Days).

A50722322 49 Cancellation On cancellation of any Note represented by this temporary Global Note that is required by the Conditions to be cancelled (other than upon its redemption), the Issuer shall procure that details of such cancellation shall be entered pro rata in the records of the relevant Clearing systems and, upon any such entry being made, the nominal amount of the Note recorded in the records of the relevant Clearing Systems and represented by this temporary Global Note shall be reduced by the aggregate nominal amount of the Notes so cancelled. Events of Default The holder hereof may from time to time exercise the right to declare Notes represented by this temporary Global Note due and payable following an Event of Default in accordance with the Conditions by stating in a notice given to the Fiscal Agent the nominal amount of Notes (which may be less than the outstanding nominal amount hereof) to which such notice relates. In the event that the Notes represented by this temporary Global Note (or any part hereof) have become due and payable and payment in full of the amount due has not been made to the bearer or has become exchangeable and exchange in full has not been effected, in each case in accordance with the foregoing, then, unless within the period of 15 (fifteen) days commencing on the relevant due date payment in full of the amount due in respect of this temporary Global Note is received by the bearer or this temporary Global Note is duly exchanged in full for Definitive Notes, in each case in accordance with the foregoing, at 5.00 p.m. (CET) on such fifteenth day (the “Relevant Time”) this temporary Global Note (including the obligation hereunder to issue Definitive Notes) will become void and the bearer will have no further rights under this temporary Global Note but each Relevant Account Holder shall automatically acquire, without the need for any further action on behalf of any person, against the Issuer all those rights (“Direct Rights”) which such Relevant Account Holder would have had if at the Relevant Time it held and owned duly executed and authenticated Definitive Notes and (if applicable) Coupons and/or Talons in respect of each underlying Note represented by such temporary Global Note which such Relevant Account Holder has credited to its securities account with the Relevant Clearing System at the Relevant Time. The Issuer’s obligation pursuant to this paragraph shall be a separate and independent obligation by reference to each relevant underlying Note and the Issuer agrees that a Relevant Account Holder may assign its rights hereunder in whole or in part. “Relevant Account Holder” means any account holder with the Relevant Clearing System which has underlying Notes credited to its securities account at the Relevant Time. "Relevant Clearing System" means, as applicable, Euroclear, Clearstream, Luxembourg and/or any other additional clearing system or systems specified in the applicable Pricing Supplement (but does not include Euroclear Netherlands whether or not so specified). No such election may however be made on or before the Exchange Date unless the holder elects in such notice that the exchange for such Notes shall no longer take place. Notices Notices required to be given in respect of the Notes represented by this temporary Global Note may be given by their being delivered (so long as this temporary Global Note is held on behalf of Euroclear and/or Clearstream, Luxembourg or any other permitted clearing system) to Euroclear, Clearstream, Luxembourg or such other permitted clearing system, as the case may be, or otherwise to the holder of this temporary Global Note, rather than by publication as required by the Conditions, except that, so long as the Notes are listed and/or admitted to trading, notices required to be given to the holders pursuant to the Conditions shall also be published (if such publication is required) in

A50722322 50 a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are listed/and or admitted to trading. No provision of this temporary Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions. This temporary Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Fiscal Agent and effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems. This temporary Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with Dutch law. Articles 229(e) to 229(k) of The Netherlands Commercial Code (Wetboek van Koophandel) do not apply to this Global Note.

A50722322 SIGNATURE PAGE TO THE NGN TEMPORARY GLOBAL NOTE In witness whereof the Issuer has caused this temporary Global Note to be duly signed on its behalf. Dated as of the Issue Date. JDE PEET’S N.V. By: Name: Certificate of Authentication This temporary Global Note is authenticated by or on behalf of the Fiscal Agent. DEUTSCHE BANK AG, LONDON BRANCH as Fiscal Agent By: Name: Authorised Signatory For the purposes of authentication only. Effectuation This temporary Global Note is effectuated by or on behalf of the Common Safekeeper. [COMMON SAFEKEEPER] as Common Safekeeper By: Authorised Signatory For the purposes of effectuation only. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

A50722322 52 Schedule [INSERT THE PROVISIONS OF THE RELEVANT FINAL TERMS THAT RELATE TO THE CONDITIONS OR THE GLOBAL NOTES AS THE SCHEDULE]

A50722322 53 Schedule 1 Part D Form of NGN Permanent Global Note JDE PEET’S N.V. (a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands having its statutory seat (statutaire zetel) in Amsterdam, The Netherlands) Euro Medium Term Note Programme PERMANENT GLOBAL NOTE Permanent Global Note No. [●] This permanent Global Note is issued in respect of the Notes (the “Notes”) of the Tranche(s) and Series specified in Part A of the Schedule hereto of JDE Peet’s N.V. (the “Issuer”). Interpretation and Definitions References in this permanent Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part C to the amended and restated Agency Agreement dated 12 May 2023 (as amended or supplemented as at the Issue Date, the “Agency Agreement”) between the Issuer, Deutsche Bank AG, London Branch as fiscal agent and the other agents named in it, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Note (including the supplemental definitions and any modifications or additions set out in Part A of the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Note shall have the meanings given to them in the Conditions or the Agency Agreement. Aggregate Nominal Amount The aggregate nominal amount from time to time of this permanent Global Note shall be an amount equal to the aggregate nominal amount of the Notes from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together, the “relevant Clearing Systems”), which shall be completed and/or amended as the case may be upon (i) the exchange of the whole or a part of the interests recorded in the records of the relevant Clearing Systems in the temporary Global Note initially representing the Notes for a corresponding interest herein (in the case of Notes represented by a temporary Global Note upon issue), (ii) the issue of the Notes represented hereby (in the case of Notes represented by this permanent Global Note upon issue), (iii) the exchange of the whole or, where the limited circumstances so permit, a part of this permanent Global Note for Definitive Notes, (iv) the redemption or purchase and cancellation of Notes represented hereby and/or (v) the exchange of interests in this permanent Global Note for direct enforcement rights, all as described below. The records of the relevant Clearing Systems (which expression in this permanent Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customers’ interests in the Notes) shall be conclusive evidence of the nominal amount of the Notes represented by this permanent Global Note and, for these purposes, a statement issued by a relevant Clearing Systems (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this permanent Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

A50722322 54 Promise to Pay Subject as provided herein, the Issuer, for value received, promises to pay to the bearer of this permanent Global Note, upon presentation and (when no further payment is due in respect of this permanent Global Note) surrender of this permanent Global Note, on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this permanent Global Note and (unless this permanent Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Exchange This permanent Global Note is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not, except as provided in the next paragraph, in part for the Definitive Notes (1) if this permanent Global Note is held on behalf of Euroclear or Clearstream, Luxembourg or any other permitted clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so or (2) if principal in respect of any Notes is not paid when due, by the holder giving notice to the Fiscal Agent of its election for such exchange. This permanent Global Note is exchangeable in part (provided, however, that if this permanent Global Note is held by or on behalf of Euroclear, Clearstream, Luxembourg and/or an Alternative Clearing System, Euroclear, Clearstream, Luxembourg and/or such Alternative Clearing System, as the case may be, so permit) if principal in respect of any Notes is not paid when due. “Exchange Date” means a day falling not less than 60 days, or in the case of exchange following failure to pay principal in respect of any Notes when due 30 days, after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Fiscal Agent is located and, except in the case of exchange pursuant to (1) above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located. Any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Note surrendering this permanent Global Note or, in the case of a partial exchange, presenting it to or to the order of the Fiscal Agent. In exchange for this permanent Global Note, or part thereof to be exchanged, the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Notes in an aggregate nominal amount equal to the nominal amount of this permanent Global Note submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest that have not already been paid on this permanent Global Note), security printed and substantially in the form set out in the Schedules to the Agency Agreement as supplemented and/or modified and/or superseded by the terms of Part A of the Schedule hereto. On exchange in full and surrender of this permanent Global Note, the Issuer shall, if the holder so requests, procure that it is cancelled and returned to the holder together with the relevant Definitive Notes. On any exchange of a part of this permanent Global Note, the Issuer shall procure that the portion of the nominal amount hereof so exchanged shall be entered pro rata in the records of the

A50722322 55 relevant Clearing Systems and upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by an amount equal to such portion so exchanged. If, for any actual or alleged reason that would not have been applicable had there been no exchange of this permanent Global Note (or part of this permanent Global Note) or in any other circumstances whatsoever, the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes, then any right or remedy relating in any way to the obligation(s) in question may be exercised or pursued on the basis of this permanent Global Note despite its stated cancellation after its exchange in full, as an alternative, or in addition, to the Definitive Notes (or the Coupons or Talons appertaining to them as appropriate). With this exception, upon exchange in full and cancellation of this permanent Global Note for Definitive Notes, this permanent Global Note shall become void. Benefit of Conditions Except as otherwise specified herein, this permanent Global Note is subject to the Conditions and, until the whole of this permanent Global Note is exchanged for Definitive Notes, the holder of this permanent Global Note shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Notes for which it may be exchanged and as if such Definitive Notes had been issued on the Issue Date. Payments No person shall be entitled to receive any payment in respect of the Notes represented by this permanent Global Note that falls due after an Exchange Date for such Notes, unless upon due presentation of this permanent Global Note for exchange, delivery of Definitive Notes is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes. Payments in respect of this permanent Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Fiscal Agent or of any other Paying Agent provided for in the Conditions and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries in the records of the relevant Clearing Systems referred to herein shall not affect such discharge. The Issuer shall procure that details of each such payment shall be entered pro rata in the records of the relevant Clearing Systems and in the case of any payment of principal and upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed. For the purposes of any payments made in respect of this permanent Global Note, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 7(h) (Non-Business Days). Prescription Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this permanent Global Note shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date. Meetings For the purposes of any meeting of Noteholders, the holder of this permanent Global Note shall (unless this permanent Global Note represents only one Note) be treated as two persons for the

A50722322 56 purposes of any quorum requirements of a meeting of Noteholders and, at any such meeting, as having one vote in respect of each integral currency unit of the Specified Currency of the Notes. Cancellation On cancellation of any Note represented by this permanent Global Note that is required by the Conditions to be cancelled (other than upon its redemption), the Issuer shall procure that details of such cancellation shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the aggregate nominal amount of the Notes so cancelled. Purchase Notes may only be purchased by the Issuer or any of its Subsidiaries if they are purchased together with the right to receive all future payments of interest (if any) thereon. Issuer’s Options Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Noteholders and the relevant Clearing Systems (or procuring that such notice is given on its behalf) within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required. In the case of a partial exercise of an option, the rights of accountholders with a clearing system in respect of the Notes will be governed by the standard procedures of Euroclear and/or Clearstream, Luxembourg and shall be reflected in the records of Euroclear and/or Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion. Following the exercise of any such option, the Issuer shall procure that the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced accordingly. Noteholders’ Options Any option of the Noteholders provided for in the Conditions may be exercised by the holder of this permanent Global Note giving notice to the Issuer or the Fiscal Agent, as provided for in the Conditions, within the time limits relating to the deposit of Notes with a Paying Agent set out in the Conditions substantially in the form of the relevant notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised. Following the exercise of any such option, the Issuer shall procure that the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the aggregate nominal amount stated in the relevant exercise notice. Events of Default The holder hereof may from time to time exercise the right to declare Notes represented by this permanent Global Note due and payable following an Event of Default in accordance with the Conditions by stating in a notice given to the Fiscal Agent the nominal amount of Notes (which may be less than the outstanding nominal amount hereof) to which such notice relates. In the event that the Notes represented by this permanent Global Note (or any part hereof) have become due and payable and payment in full of the amount due has not been made to the bearer or has become exchangeable and exchange in full has not been effected, in each case in accordance with the foregoing, then, unless within the period of 15 (fifteen) days commencing on the relevant due date payment in full of the amount due in respect of this Global Note is received by

A50722322 57 the bearer or this permanent Global Note is duly exchanged in full for Definitive Notes, in each case in accordance with the foregoing, at 5.00 p.m. (CET) on such fifteenth day (the “Relevant Time”) this permanent Global Note (including the obligation hereunder to issue Definitive Notes) will become void and the bearer will have no further rights under this permanent Global Note but each Relevant Account Holder shall automatically acquire, without the need for any further action on behalf of any person, against the Issuer all those rights (“Direct Rights”) which such Relevant Account Holder would have had if at the Relevant Time it held and owned duly executed and authenticated Definitive Notes and (if applicable) Coupons and/or Talons in respect of each underlying Note represented by such permanent Global Note which such Relevant Account Holder has credited to its securities account with the Relevant Clearing System at the Relevant Time. The Issuer’s obligation pursuant to this paragraph shall be a separate and independent obligation by reference to each relevant underlying Note and the Issuer agrees that a Relevant Account Holder may assign its rights hereunder in whole or in part. “Relevant Account Holder” means any account holder with the Relevant Clearing System which has underlying Notes credited to its securities account at the Relevant Time. "Relevant Clearing System" means, as applicable, Euroclear, Clearstream, Luxembourg and/or any other additional clearing system or systems specified in the applicable Pricing Supplement (but does not include Euroclear Netherlands whether or not so specified). No such election may however be made on or before an Exchange Date unless the holder elects in such notice that the exchange for such Notes shall no longer take place. Notices Notices required to be given in respect of the Notes represented by this permanent Global Note may be given by their being delivered (so long as this permanent Global Note is held on behalf of Euroclear and/or Clearstream, Luxembourg and/or an Alternative Clearing System) to Euroclear, Clearstream, Luxembourg and/or such Alternative Clearing System, as the case may be, or otherwise to the holder of this permanent Global Note, rather than by publication as required by the Conditions, except that, so long as the Notes are listed and/or admitted to trading, notices required to be given to the holders pursuant to the Conditions shall also be published (if such publication is required) in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are listed/and or admitted to trading. Negotiability This permanent Global Note is a bearer document and negotiable and accordingly: 1 is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining hereto and to bind the transferee with all obligations appertaining hereto pursuant to the Conditions 2 the holder of this permanent Global Note is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Note and the Issuer has waived against such holder and any previous holder of this permanent Global Note all rights of set-off or counterclaim that would or might otherwise be available to it in respect of the obligations evidenced by this Global Note and 3 payment upon due presentation of this permanent Global Note as provided herein shall operate as a good discharge against such holder and all previous holders of this permanent Global Note.

A50722322 58 No provisions of this permanent Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions. This permanent Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Fiscal Agent and effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems. This permanent Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with Dutch law. Articles 229(e) to 229(k) of The Netherlands Commercial Code (Wetboek van Koophandel) do not apply to this Global Note.

A50722322 SIGNATURE PAGE TO THE NGN PERMANENT GLOBAL NOTE In witness whereof the Issuer has caused this permanent Global Note to be duly signed on its behalf. Dated as of the Issue Date. JDE PEET’S N.V. By: Name: Certificate of Authentication This permanent Global Note is authenticated by or on behalf of the Fiscal Agent. DEUTSCHE BANK AG, LONDON BRANCH as Fiscal Agent By: Name: Authorised Signatory For the purposes of authentication only. Effectuation This permanent Global Note is effectuated by or on behalf of the Common Safekeeper. [COMMON SAFEKEEPER] as Common Safekeeper By: Authorised Signatory For the purposes of effectuation only. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

A50722322 60 The Schedule [INSERT THE PROVISIONS OF THE RELEVANT FINAL TERMS THAT RELATE TO THE CONDITIONS OR THE GLOBAL NOTES AS THE SCHEDULE]

A50722322 61 Schedule 1 Part E Form of Global Certificate JDE PEET’S N.V. (a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands having its statutory seat (statutaire zetel) in Amsterdam, The Netherlands) Euro Medium Term Note Programme GLOBAL CERTIFICATE Global Certificate No. [●] This Global Certificate is issued in respect of the Notes (the “Notes”) of the Tranche and Series specified in Part A of the Schedule hereto of JDE Peet’s N.V. (the “Issuer”). This Global Certificate certifies that the person whose name is entered in the Register (the “Registered Holder”) is registered in the Register as the holder of an issue of Notes of the nominal amount, specified currency and specified denomination set out in Part A of the Schedule hereto. Interpretation and Definitions References in this Global Certificate to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part C to the amended and restated Agency Agreement dated 12 May 2023 (as amended or supplemented as at the Issue Date, the “Agency Agreement”) between the Issuer, Deutsche Bank AG, London Branch as fiscal agent and the other agents named in it, as such form is supplemented and/or modified and/or superseded by the provisions of this Global Certificate (including the supplemental definitions and any modifications or additions set out in Part A of the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this Global Certificate shall have the meanings given to them in the Conditions or the Agency Agreement. Promise to Pay The Issuer, for value received, promises to pay to the holder of the Notes represented by this Global Certificate (subject to surrender of this Global Certificate if no further payment falls to be made in respect of such Notes) on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become payable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Notes represented by this Global Certificate and (unless the Notes represented by this Certificate do not bear interest) to pay interest in respect of such Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes represented by this Global Certificate, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the record date which shall be on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January. For the purposes of this Global Certificate, (a) the holder of the Notes represented by this Global Certificate is bound by the provisions of the Agency Agreement, (b) the Issuer certifies that the

A50722322 62 Registered Holder is, at the date hereof, entered in the Register as the holder of the Notes represented by this Global Certificate, (c) this Global Certificate is evidence of entitlement only, (d) title to the Notes represented by this Global Certificate passes only on due registration on the Register, and (e) only the holder of the Notes represented by this Global Certificate is entitled to payments in respect of the Notes represented by this Global Certificate. Transfer of Notes Represented by Permanent Global Certificates If the Schedule hereto states that the Notes are to be represented by a permanent Global Certificate on issue, transfers of the holding of Notes represented by this Global Certificate pursuant to Condition 2(b) may only be made in part: 1 if the Notes represented by this Global Certificate are held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so or 2 upon or following any failure to pay principal in respect of any Notes when it is due and payable or 3 with the consent of the Issuer provided that, in the case of the first transfer of part of a holding pursuant to 1 or 2 above, the holder of the Notes represented by this Global Certificate has given the Registrar not less than 30 days’ notice at its specified office of such holder’s intention to effect such transfer. Where the holding of Notes represented by this Global Certificate is only transferable in its entirety, the Certificate issued to the transferee upon transfer of such holding shall be a Global Certificate. Where transfers are permitted in part, Certificates issued to transferees shall not be Global Certificates unless the transferee so requests and certifies to the Registrar that it is, or is acting as a nominee for, Clearstream, Luxembourg, Euroclear and/or an Alternative Clearing System. Meetings For the purposes of any meeting of Noteholders, the holder of the Notes represented by this Global Certificate shall (unless this Global Certificate represents only one Note) be treated as two persons for the purposes of any quorum requirements of a meeting of Noteholders and as being entitled to one vote in respect of each integral currency unit of the Specified Currency of the Notes. Events of Default In the event that the Notes represented by this Global Certificate (or any part hereof) have become due and payable and payment in full of the amount due has not been made to the Registered Holder, then, unless within the period of 30 (thirty) days commencing on the relevant due date payment in full of the amount due in respect of this Global Certificate is received by the Registered Holder at 5.00 p.m. (CET) on such thirtieth day (the “Relevant Time”), this Global Certificate will become void and the Registered Holder will have no further rights under this Global Certificate but each Relevant Account Holder shall automatically acquire, without the need for any further action on behalf of any person, against the Issuer all those rights (“Direct Rights”) which such Relevant Account Holder would have had if at the Relevant Time it held direct claims against the Issuer in respect of each underlying Note represented by this Global Certificate which such Relevant Account Holder has credited to its securities account with the Relevant Clearing System at the Relevant Time. The Issuer’s obligation pursuant to this paragraph shall be a separate and independent obligation by reference to each relevant underlying Note and the Issuer agrees that a Relevant Account Holder may assign its rights hereunder in whole or in part.

A50722322 63 “Relevant Account Holder” means any account holder with the Relevant Clearing System which has underlying Notes credited to its securities account at the Relevant Time. "Relevant Clearing System" means, as applicable, Euroclear, Clearstream, Luxembourg and/or any other additional clearing system or systems specified in the applicable Pricing Supplement (but does not include Euroclear Netherlands whether or not so specified). No such election may however be made unless the transfer of the whole or a part of the holding of Notes represented by this Global Certificate shall have been improperly withheld or refused. This Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar and in the case of Registered Notes held under the NSS only, effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems. This Global Certificate and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with Dutch law.

A50722322 SIGNATURE PAGE TO THE GLOBAL CERTIFICATE In witness whereof the Issuer has caused this Global Certificate to be signed on its behalf. Dated as of the Issue Date. JDE PEET’S N.V. By: Name: Certificate of Authentication This Global Certificate is authenticated by or on behalf of the Registrar. DEUTSCHE BANK LUXEMBOURG, S.A. as Registrar By: Name: Authorised Signatory For the purposes of authentication only. Effectuation This Global Certificate is effectuated by or on behalf of the Common Safekeeper. [COMMON SAFEKEEPER] as Common Safekeeper By: Authorised Signatory For the purposes of effectuation of Registered Notes held through the NSS only

A50722322 65 Form of Transfer For value received the undersigned transfers to (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE) [●] nominal amount of the Notes represented by this Global Certificate, and all rights under them. Dated .................................................... Signed ............................................................. Certifying Signature Notes: 1 The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this Global Certificate or (if such signature corresponds with the name as it appears on the face of this Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require. 2 A representative of the Noteholder should state the capacity in which he signs e.g. executor. 3 Transfer is effective only upon notification of the transfer having reached the Issuer or its agent for this purpose. [INSERT THE PROVISIONS OF THE RELEVANT FINAL TERMS THAT RELATE TO THE CONDITIONS OR THE GLOBAL CERTIFICATE AS THE SCHEDULE.]

A50722322 66 Schedule 2 Part A Form of Bearer Note On the front: [Denomination] [ISIN] [Series] [Certif. No.] [Currency and denomination] JDE PEET’S N.V. (a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands having its statutory seat (statutaire zetel) in Amsterdam, The Netherlands) Euro Medium Term Note Programme Series No. [●] [Title of issue] This Note forms one of the Series of Notes referred to above (the “Notes”) of JDE Peet’s N.V. (the “Issuer”) designated as specified in the title hereof. The Notes are subject to the Terms and Conditions (the “Conditions”) endorsed hereon. Expressions defined in the Conditions have the same meanings in this Note. The Issuer for value received promises to pay to the bearer of this Note, on presentation and (when no further payment is due in respect of this Note) surrender of this Note on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become payable in accordance with the Conditions) the amount payable upon redemption under the Conditions and (unless this Note does not bear interest) to pay interest from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. This Note shall not become valid or obligatory for any purpose until authenticated by or on behalf of the Fiscal Agent.

A50722322 67 In witness whereof the Issuer has caused this Note to be signed on its behalf. Dated as of the Issue Date. JDE PEET’S N.V. By: Certificate of Authentication This Note is authenticated by or on behalf of the Fiscal Agent. DEUTSCHE BANK AG, LONDON BRANCH as Fiscal Agent By: Authorised Signatory For the purposes of authentication only. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

A50722322 68 On the back: Terms and Conditions of the Notes The Terms and Conditions that are set out in Schedule 2 Part C to the Agency Agreement as amended by and incorporating any additional provisions forming part of such Terms and Conditions and set out in Part A of the relevant Final Terms will be set out here Fiscal Agent, Paying Agent, Transfer Agent and Calculation Agent Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB United Kingdom Registrar Deutsche Bank Luxembourg S.A. 2 Boulevard Konrad Adenauer L-1115 Luxembourg Luxembourg ● ● ● ● ● ●

A50722322 69 Schedule 2 Part B Form of Certificate On the front: JDE PEET’S N.V. (a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands having its statutory seat (statutaire zetel) in Amsterdam, The Netherlands) Euro Medium Term Note Programme Series No. [●] [Title of issue] This Certificate certifies that [●] of [●] (the “Registered Holder”) is, as at the date hereof, registered as the holder of [nominal amount] of Notes of the Series of Notes referred to above (the “Notes”) of JDE Peet’s N.V. (the “Issuer”), designated as specified in the title hereof. The Notes are subject to the Terms and Conditions (the “Conditions”) endorsed hereon. Expressions defined in the Conditions have the same meanings in this Certificate. The Issuer, for value received, promises to pay to the holder of the Notes represented by this Certificate (subject to surrender of this Certificate if no further payment falls to be made in respect of such Notes) on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become payable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Notes represented by this Certificate and (unless the Note(s) represented by this Certificate do not bear interest) to pay interest in respect of such Notes from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. For the purposes of this Certificate, (a) the holder of the Note(s) represented by this Certificate is bound by the provisions of the Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Note(s) represented by this Certificate, (c) this Certificate is evidence of entitlement only, (d) title to the Note(s) represented by this Certificate passes only on due registration on the Register, and (e) only the holder of the Note(s) represented by this Certificate is entitled to payments in respect of the Note(s) represented by this Certificate. This Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

A50722322 70 In witness whereof the Issuer has caused this Certificate to be signed on its behalf. Dated as of the Issue Date. JDE PEET’S N.V. By: Certificate of Authentication This Certificate is authenticated by or on behalf of the Registrar. DEUTSCHE BANK LUXEMBOURG, S.A. as Registrar By: Authorised Signatory For the purposes of authentication only.

A50722322 71 On the back: Terms and Conditions of the Notes The Terms and Conditions that are set out in Schedule 2 Part C to the Agency Agreement as amended by and incorporating any additional provisions forming part of such Terms and Conditions and set out in Part A of the relevant Final Terms will be set out here.

A50722322 72 Form of Transfer For value received the undersigned transfers to ........................................................................................................................................... ........................................................................................................................................... (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE) [●] nominal amount of the Notes represented by this Certificate, and all rights under them. Dated .................................................... Signed ............................................................. Certifying Signature Notes: 1 The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Note(s) represented by this Certificate or (if such signature corresponds with the name as it appears on the face of this Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require. 2 A representative of the Noteholder should state the capacity in which he signs. Unless the context otherwise required, capitalised terms used in this Form of Transfer have the same meaning as in the amended and restated Agency Agreement dated 12 May 2023 between the Issuer, Deutsche Bank AG, London Branch and Deutsche Bank Luxembourg, S.A. [TO BE COMPLETED BY TRANSFEREE: [INSERT ANY REQUIRED TRANSFEREE REPRESENTATIONS, CERTIFICATIONS ETC.]] Fiscal Agent, Paying Agent, Transfer Agent and Calculation Agent Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB United Kingdom Registrar Deutsche Bank Luxembourg S.A. 2 Boulevard Konrad Adenauer L-1115 Luxembourg Luxembourg

A50722322 73 Schedule 2 Part C Terms and Conditions of the Notes The terms and conditions of the Notes as set out in the base prospectus relating to the Programme dated 12 May 2023, as supplemented from time to time, shall be incorporated by reference herein.

A50722322 74 Schedule 2 Part D Form of Coupon On the front: JDE PEET’S N.V. Euro Medium Term Note Programme Series No. [●] [Title of issue] Coupon for [[set out amount due, if known]/the amount] due on [the Interest Payment Date falling in]* [●], [●]. [Coupon relating to Note in the nominal amount of [●]]** This Coupon is payable to bearer (subject to the Conditions endorsed on the Note to which this Coupon relates, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Note) at the specified offices of the Fiscal Agent and the Paying Agents set out on the reverse hereof (or any other Fiscal Agent or further or other Paying Agents or specified offices duly appointed or nominated and notified to the Noteholders). [If the Note to which this Coupon relates shall have become due and payable before the maturity date of this Coupon, this Coupon shall become void and no payment shall be made in respect of it.]*** ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. JDE PEET’S N.V. By: [Cp. No.] [Denomination] [ISIN] [Series] [Certif. No.]

A50722322 75 On the back: Fiscal Agent Deutsche Bank AG, London Branch [●] Paying Agent Deutsche Bank AG, London Branch [●] [*Only necessary where Interest Payment Dates are subject to adjustment in accordance with a Business Day Convention otherwise the particular Interest Payment Date should be specified.] [**Only required for Coupons relating to Floating Rate that are issued in more than one denomination.] [***Delete if Coupons are not to become void upon early redemption of Note.]

A50722322 76 Schedule 2 Part E Form of Talon On the front: JDE Peet’s N.V. Euro Medium Term Note Programme Series No. [●] [Title of issue] Talon for further Coupons falling due on [the Interest Payment Dates falling in]*[●] [●]. [Talon relating to Note in the nominal amount of [●]]** After all the Coupons relating to the Note to which this Talon relates have matured, further Coupons (including if appropriate a Talon for further Coupons) shall be issued at the specified office of the Fiscal Agent set out on the reverse hereof (or any other Fiscal Agent or specified office duly appointed or nominated and notified to the Noteholders) upon production and surrender of this Talon. If the Note to which this Talon relates shall have become due and payable before the original due date for exchange of this Talon, this Talon shall become void and no exchange shall be made in respect of it. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. JDE PEET’S N.V. By: [Talon No.] [ISIN] [Series] [Certif. No.] On the back: Fiscal Agent Deutsche Bank AG, London Branch [●] Paying Agent Deutsche Bank AG, London Branch [●] [* The maturity dates of the relevant Coupons should be set out if known, otherwise reference should be made to the months and years in which the Interest Payment Dates fall due.] [** Only required where the Series comprises Notes of more than one denomination.]

A50722322 77 Schedule 3 Provisions for Meetings of Noteholders Interpretation 1 In this Schedule: 1.1 references to a meeting are to a physical meeting, a virtual meeting or a hybrid meeting of Noteholders of a single Series of Notes and include, unless the context otherwise requires, any adjournment 1.2 references to “Notes” and “Noteholders” are only to the Notes of the Series in respect of which a meeting has been, or is to be, called and to the holders of those Notes, respectively 1.3 “agent” means a holder of a voting certificate or a proxy for, or representative of, a Noteholder 1.4 “Alternative Clearing System” means any clearing system (including without limitation The Depositary Trust Company (“DTC”)) other than Euroclear or Clearstream, Luxembourg 1.5 “block voting instruction” means an instruction issued in accordance with paragraphs 9 to 15 1.6 “Electronic Consent” has the meaning set out in paragraph 32.1 1.7 “electronic platform” means any form of telephony or electronic platform or facility and includes, without limitation, telephone and video conference call and application technology systems 1.8 “Extraordinary Resolution” means a resolution passed (a) at a meeting duly convened and held in accordance with this Agreement by a majority of at least 75 per cent. of the votes cast, (b) by a Written Resolution or (c) by an Electronic Consent 1.9 “hybrid meeting” means a combined physical meeting and virtual meeting convened pursuant to this Schedule by the Issuer at which persons may attend either at the physical location specified in the notice of such meeting or via an electronic platform 1.10 “meeting” means a meeting convened pursuant to this Schedule by the Issuer and whether held as a physical meeting or as a virtual meeting 1.11 “physical meeting” means any meeting attended by persons present in person at the physical location specified in the notice of such meeting 1.12 “present” means physically present in person at a physical meeting or a hybrid meeting, or able to participate in or join a virtual meeting or a hybrid meeting held via an electronic platform 1.13 “virtual meeting” means any meeting held via an electronic platform 1.14 “voting certificate” means a certificate issued in accordance with paragraphs 6 to 8 1.15 “Written Resolution” means a resolution in writing signed by the holders of not less than 75 per cent. in nominal amount of the Notes outstanding 1.16 references to persons representing a proportion of the Notes are to Noteholders or agents holding or representing in the aggregate at least that proportion in nominal amount of the Notes for the time being outstanding and

A50722322 78 1.17 where Bonds are held in Euroclear or Clearstream, Luxembourg or an Alternative Clearing System, references herein to the deposit or release or surrender of Bonds shall be construed in accordance with the usual practices (including in relation to the blocking of the relevant account) of Euroclear or Clearstream, Luxembourg or such Alternative Clearing System. Powers of meetings 2 A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Agreement, have power by Extraordinary Resolution: 2.1 to sanction any proposal by the Issuer or any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders and/or the Couponholders against the Issuer, whether or not those rights arise under the Notes 2.2 to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other entity 2.3 to assent to any modification of this Agreement, the Notes, the Talons or the Coupons proposed by the Issuer or the Fiscal Agent 2.4 to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution 2.5 to give any authority, direction or sanction required to be given by Extraordinary Resolution 2.6 to appoint any persons (whether Noteholders or not) as a committee or committees to represent the Noteholders’ interests and to confer on them any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution and 2.7 to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor or guarantor under this Agreement provided that the special quorum provisions in paragraph 20 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of sub-paragraph 2.2 or 2.7 or for the purpose of making a modification to this Agency Agreement or the Notes which would have the effect of: (i) amending the dates of maturity or redemption of the Notes or any date for payment of interest or Interest Amounts on the Notes (ii) reducing or cancelling the nominal amount of or any premium payable on redemption of, the Notes (iii) reducing the rate or rates of interest in respect of the Notes or varying the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Notes (iv) if a Minimum and/or a Maximum Rate of Interest or Redemption Amount is shown hereon, reducing any such Minimum and/or Maximum (v) varying any method of, or basis for, calculating the Final Redemption Amount, the Early Redemption Amount or the Optional Redemption Amount, including the method of calculating the Amortised Face Amount (vi) varying the currency or currencies of payment or denomination of the Notes (vii) modifying the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass the Extraordinary Resolution or

A50722322 79 (viii) amending this proviso. Convening a meeting 3 The Issuer may at any time convene a meeting. If it receives a written request by Noteholders holding at least 10 per cent in nominal amount of the Notes of any Series for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Issuer shall convene a meeting of the Noteholders of that Series. Every physical meeting shall be held at a time and place approved by the Fiscal Agent. Every virtual meeting shall be held via an electronic platform and at a time approved by the Fiscal Agent. Every hybrid meeting shall be held at a time and place and via an electronic platform approved by the Fiscal Agent. Notice of meeting 4 At least 21 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the meeting) shall be given to the Noteholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day and time of the meeting and manner in which it is to be held, and if a physical meeting or hybrid meeting is to be held, the place of the meeting and the nature of the resolutions to be proposed and shall explain how Noteholders may appoint proxies or representatives, obtain voting certificates and use block voting instructions and the details of the time limits applicable. With respect to a virtual meeting or a hybrid meeting, each such notice shall set out such other and further details as are required under paragraph 33. Cancellation of meeting 5 A meeting that has been validly convened in accordance with paragraph 3 above, may be cancelled by the person who convened such meeting by giving at least 5 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the meeting) to the Noteholders. Any meeting cancelled in accordance with this paragraph 5 shall be deemed not to have been convened. Arrangements for voting on Bearer Notes (whether in definitive form or represented by a Global Note and whether held within or outside a Clearing System) – Voting Certificates 6 If a holder of a Bearer Note wishes to obtain a voting certificate in respect of it for a meeting, he must deposit such Bearer Note for that purpose at least 48 hours before the time fixed for the meeting with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose. The Paying Agent shall then issue a voting certificate in respect of it. 7 A voting certificate shall: 7.1 be a document in the English language 7.2 be dated 7.3 specify the meeting concerned and (if applicable) the serial numbers of the Notes deposited 7.4 entitle, and state that it entitles, its bearer to attend and vote at that meeting in respect of those Notes and 7.5 specify details of evidence of the identity of the bearer of such voting certificate. 8 Once a Paying Agent has issued a voting certificate for a meeting in respect of a Note, it shall not release the Note until either: 8.1 the meeting has been concluded or

A50722322 80 8.2 the voting certificate has been surrendered to the Paying Agent. Arrangements for voting on Bearer Notes (whether in definitive form or represented by a Global Note and whether held within or outside a Clearing System) – Block Voting Instructions 9 If a holder of a Bearer Note wishes the votes attributable to it to be included in a block voting instruction for a meeting, then, at least 48 hours before the time fixed for the meeting, (i) the holder must deposit the Note for that purpose with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose and (ii) the holder or a duly authorised person on their behalf must direct the Paying Agent how those votes are to be cast. The Paying Agent shall issue a block voting instruction in respect of the votes attributable to all Notes so deposited. 10 A block voting instruction shall: 10.1 be a document in the English language 10.2 be dated 10.3 specify the meeting concerned 10.4 list the total number and serial numbers (if applicable) of the Notes deposited, distinguishing with regard to each resolution between those voting for and those voting against it 10.5 certify that such list is in accordance with Notes deposited and directions received as provided in paragraphs 9, 12 and 15 and 10.6 appoint one or more named persons (each a “proxy”) to vote at that meeting in respect of those Notes and in accordance with that list. A proxy need not be a Noteholder. 11 Once a Paying Agent has issued a block voting instruction for a meeting in respect of the votes attributable to any Notes: 11.1 it shall not release the Notes, except as provided in paragraph 12, until the meeting has been concluded and 11.2 the directions to which it gives effect may not be revoked or altered during the 48 hours before the time fixed for the meeting. 12 If the receipt for a Note deposited with or to the order of a Paying Agent in accordance with paragraph 9 is surrendered to the Paying Agent at least 48 hours before the time fixed for the meeting, the Paying Agent shall release the Note and exclude the votes attributable to it from the block voting instruction. 13 Each block voting instruction shall be deposited at least 24 hours before the time fixed for the meeting at the specified office of the Fiscal Agent or such place or delivered by another method as the Issuer shall designate or approve, and in default the block voting instruction shall not be valid unless the chairperson of the meeting decides otherwise before the meeting proceeds to business. If the Issuer requires, a certified copy of each block voting instruction shall be produced by the proxy at the meeting or delivered to the Issuer prior to the meeting but the Issuer need not investigate or be concerned with the validity of the proxy’s appointment.

A50722322 81 14 A vote cast in accordance with a block voting instruction shall be valid even if it or any of the Noteholders’ instructions pursuant to which it was executed has previously been revoked or amended, unless written intimation of such revocation or amendment is received from the relevant Paying Agent by the Fiscal Agent at its specified office (or such place or delivered by another method as may have been specified by the Issuer for the purpose) or by the chairperson of the meeting in each case at least 24 hours before the time fixed for the meeting. 15 No Note may be deposited with or to the order of a Paying Agent at the same time for the purposes of both paragraph 6 and paragraph 9 for the same meeting. Arrangements for voting on Registered Notes (whether in definitive form or represented by a Global Certificate and whether held within or outside a Clearing System) – Appointment of Proxy or Representative 16 A proxy or representative may be appointed in the following circumstances: 16.1 Proxy: A holder of a Registered Note may, by an instrument in writing in the English language (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or the Transfer Agent not less than 48 hours before the time fixed for the relevant meeting, appoint one or more persons (each a “proxy”) to act on his or its behalf in connection with any meeting of the Noteholders and any adjourned such meeting. 16.2 Representative: Any holder of a Registered Note which is a corporation may, by delivering to the Registrar or the Principal Paying Agent not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body, authorise any person to act as its representative (a “representative”) in connection with any meeting of the Noteholders and any adjourned such meeting. 16.3 Other Proxies: If the holder of a Registered Note is an Alternative Clearing System or a nominee of an Alternative Clearing System and the rules or procedures of such Alternative Clearing System so require, such nominee or Alternative Clearing System may appoint proxies in accordance with, and in the form used, by such Alternative Clearing System as part of its usual procedures from time to time in relation to meetings of Noteholders. Any proxy so appointed may, by an instrument in writing in the English language in the form available from the specified office of the Registrar or the Principal Paying Agent, or in such other form as may have been approved by the Transfer Agent at least seven days before the date fixed for a meeting, and signed by the proxy or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Registrar or the Principal Paying Agent not later than 48 hours before the time fixed for any meeting, appoint any person or the Principal Paying Agent or any employee(s) of it nominated by it (the “sub-proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Noteholders. All references to “proxy” or “proxies” in this Schedule other than in this sub-paragraph 16.3 shall be read so as to include references to “sub-proxy” or “sub-proxies”. 16.4 Record Date: For so long as the Notes are eligible for settlement through an Alternative Clearing System’s book-entry settlement system and the rules or procedures of such Alternative Clearing System so require, the Issuer may fix a record date for the purpose of any meeting, provided such record date is no more than 10 days prior to the date fixed for such meeting which shall be specified in the notice convening the meeting.

A50722322 82 16.5 Any proxy or sub-proxy appointed pursuant to sub-paragraph 16.1, 16.3 or 16.5 above or representative appointed pursuant to sub-paragraph 16.2 above shall, so long as such appointment remains in full force, be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Noteholders, to be the holder of the Notes to which such appointment relates and the holder of the Notes shall be deemed for such purposes not to be the holder or owner, respectively. Chairperson 17 The chairperson of a meeting shall be such person as the Issuer may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Noteholders or agents present shall choose one of their number to be chairperson, failing which the Issuer may appoint a chairperson. The chairperson need not be a Noteholder or agent. The chairperson of an adjourned meeting need not be the same person as the chairperson of the original meeting. Attendance 18 The following may attend and speak at a meeting: 18.1 Noteholders and agents 18.2 the chairperson 18.3 the Issuer and the Fiscal Agent (through their respective representatives) and their respective financial and legal advisers 18.4 the Dealers and their advisers. No-one else may attend, participate and/or speak. Quorum and Adjournment 19 No business (except choosing a chairperson) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Noteholders, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place or manner in which it is to be held as the chairperson may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved. 20 Two or more Noteholders or agents present at the meeting shall be a quorum: 20.1 in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Notes which they represent 20.2 in any other case, only if they represent the proportion of the Notes shown by the table below.

A50722322 83 COLUMN 1 COLUMN 2 COLUMN 3 Purpose of meeting Any meeting except one referred to in column 3 Meeting previously adjourned through want of a quorum Required proportion Required proportion To pass a special quorum resolution 75 per cent 25 per cent To pass any other Extraordinary Resolution A clear majority No minimum proportion Any other purpose 10 per cent No minimum proportion 21 The chairperson may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place and alternate manner. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 19. 22 At least 10 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the adjourned meeting) of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting. Voting 23 At a meeting which is held only as a physical meeting, each question submitted to such meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairperson, the Issuer or one or more persons representing not less than 2 per cent of the Notes. 24 Unless a poll is demanded a declaration by the chairperson that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it. 25 If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairperson directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded. 26 A poll demanded on the election of a chairperson or on a question of adjournment shall be taken at once. 27 On a show of hands every person who is present in person and who produces a Bearer Note, a Certificate of which he is the registered holder or a voting certificate or is a proxy or representative has one vote. On a poll every such person has one vote in respect of each integral currency unit of the Specified Currency of such Series of Notes so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

A50722322 84 28 In case of equality of votes the chairperson shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have. 29 At a virtual meeting or a hybrid meeting, a resolution put to the vote of the meeting shall be decided on a poll in accordance with paragraph 35, and any such poll will be deemed to have been validly demanded at the time fixed for holding the meeting to which it relates. Effect and Publication of an Extraordinary Resolution 30 An Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the meeting, and on all the Couponholders and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of an Extraordinary Resolution to Noteholders within 14 days but failure to do so shall not invalidate the resolution. Minutes 31 Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairperson of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted. Written Resolution and Electronic Consent 32 Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Noteholders. For so long as the Notes are in the form of a Global Note held on behalf of, or a Global Certificate registered in the name of any nominee for, one or more of Euroclear, Clearstream, Luxembourg or an Alternative Clearing System, then, in respect of any resolution proposed by the Issuer: 32.1 Electronic Consent: where the terms of the resolution proposed by the Issuer have been notified to the Noteholders through the relevant clearing system(s), as provided in sub- paragraphs (i) and/or (ii) below, the Issuer shall be entitled to rely upon approval of such resolution given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) to the Paying Agent or another specified agent in accordance with their operating rules and procedures by or on behalf of the holders of not less than 75 per cent. in nominal amount of the Notes outstanding (the “Required Proportion”) (“Electronic Consent”) by close of business on the Relevant Date. Any resolution passed in such manner shall be binding on all Noteholders and Couponholders, even if the relevant consent or instruction proves to be defective. The Issuer shall not be liable or responsible to anyone for such reliance; (i) When a proposal for a resolution to be passed as an Electronic Consent has been made, at least 10 days’ notice (exclusive of the day on which the notice is given and of the day on which affirmative consents will be counted) shall be given to the Noteholders through the relevant clearing system(s). The notice shall specify, in sufficient detail to enable Noteholders to give their consents in relation to the proposed resolution, the method by which their consents may be given (including, where applicable, blocking of their accounts in the relevant clearing system(s)) and

A50722322 85 the time and date (the “Relevant Date”) by which they must be received in order for such consents to be validly given, in each case subject to and in accordance with the operating rules and procedures of the relevant clearing system(s). (ii) If, on the Relevant Date on which the consents in respect of an Electronic Consent are first counted, such consents do not represent the Required Proportion, the resolution shall, if the party proposing such resolution (the “Proposer”) so determines, be deemed to be defeated. Such determination shall be notified in writing to the other party or parties to this Agreement. Alternatively, the Proposer may give a further notice to Noteholders that the resolution will be proposed again on such date and for such period as shall be agreed with the Issuer. Such notice must inform Noteholders that insufficient consents were received in relation to the original resolution and the information specified in sub-paragraph (i) above. For the purpose of such further notice, references to “Relevant Date” shall be construed accordingly. For the avoidance of doubt, an Electronic Consent may only be used in relation to a resolution proposed by the Issuer which is not then the subject of a meeting that has been validly convened in accordance with paragraph 3 above, unless that meeting is or shall be cancelled or dissolved; and 32.2 Written Resolution: where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer shall be entitled to rely on consent or instructions given in writing directly to the Issuer, (a) by accountholders in the clearing system(s) with entitlements to such Global Note or Global Certificate and/or, (b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by that accountholder as the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, Euroclear, Clearstream, Luxembourg or any other relevant alternative clearing system (the “relevant clearing system”) and in the case of (b) above, the relevant clearing system and the accountholder identified by the relevant clearing system for the purposes of (b) above. Any resolution passed in such manner shall be binding on all Noteholders and Couponholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s CreationOnline system) in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. The Issuer shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic. A Written Resolution and/or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Noteholders and holders of Coupons and Talons, whether or not they participated in such Written Resolution and/or Electronic Consent.

A50722322 86 Additional provisions applicable to Virtual and/or Hybrid Meetings 33 The Issuer (with the Fiscal Agent’s prior approval) may decide to hold a virtual meeting or a hybrid meeting and, in such case, shall provide details of the means for Noteholders or their proxies or representatives to attend and participate in and/or speak at the meeting, including the electronic platform to be used. 34 The Issuer or the chairperson (with the Fiscal Agent’s prior approval) may make any arrangement and impose any requirement or restriction as is necessary to ensure the identification of those entitled to take part in the virtual meeting or hybrid meeting and the suitability of the electronic platform. All documentation that is required to be passed between persons at or for the purposes of the virtual meeting or persons attending the hybrid meeting via the electric platform (in each case, in whatever capacity) shall be communicated by email (or such other medium of electronic communication as the Fiscal Agent may approve). 35 All resolutions put to a virtual meeting or a hybrid meeting shall be voted on by a poll in accordance with paragraphs 25-28 above (inclusive). 36 Persons seeking to attend or participate in, speak at or join a virtual meeting or a hybrid meeting via the electronic platform, shall be responsible for ensuring that they have access to the facilities (including, without limitation, IT systems, equipment and connectivity) which are necessary to enable them to do so. 37 In determining whether persons are attending, participating in or joining a virtual meeting or a hybrid meeting via the electronic platform, it is immaterial whether any two or more members attending it are in the same physical location as each other or how they are able to communicate with each other. 38 Two or more persons who are not in the same physical location as each other attend a virtual meeting or a hybrid meeting if their circumstances are such that if they have (or were to have) rights to speak or vote at that meeting, they are (or would be) able to exercise them. 39 The chairperson of the meeting reserves the right to take such steps as the chairperson shall determine in its absolute discretion to avoid or minimise disruption at the meeting, which steps may include (without limitation), in the case of a virtual meeting or a hybrid meeting, muting the electronic connection to the meeting of the person causing such disruption for such period of time as the chairperson may determine. 40 The Issuer (with the Fiscal Agent’s prior approval) may make whatever arrangements they consider appropriate to enable those attending a virtual meeting or a hybrid meeting to exercise their rights to speak or vote at it. 41 A person is able to exercise the right to speak at a virtual meeting or a hybrid meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, as contemplated by the relevant provisions of this Schedule. 42 A person is able to exercise the right to vote at a virtual meeting or a hybrid meeting when: 42.1 that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and 42.2 that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting who are entitled to vote at such meeting.

A50722322 87 43 The Fiscal Agent shall not be responsible or liable to the Issuer or any other person for the security of the electronic platform used for any virtual meeting or hybrid meeting or for accessibility or connectivity or the lack of accessibility or connectivity to any virtual meeting or hybrid meeting.

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